Exhibit 99.1

CHARTER COMMUNICATIONS, INC.

Financial Information

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Charter Communications, Inc.:

We have audited the accompanying consolidated balance sheets of Charter Communications, Inc. and subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2012. We also have audited the Company's internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control over Financial Reporting (Item 9A). Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the Company's internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Charter Communications, Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ KPMG LLP

St. Louis, Missouri
February 21, 2013

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in millions, except share data)

	December 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7	$2
Restricted cash and cash equivalents	27	27
Accounts receivable, less allowance for doubtful accounts of
$14 and $16, respectively	234	268
Prepaid expenses and other current assets	65	60
Total current assets	333	357

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net of accumulated
depreciation of $3,563 and $2,364, respectively	7,206	6,897
Franchises	5,287	5,288
Customer relationships, net	1,424	1,704
Goodwill	953	954
Total investment in cable properties, net	14,870	14,843

OTHER NONCURRENT ASSETS	396	401

Total assets	$15,599	$15,601

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,224	$1,157
Total current liabilities	1,224	1,157

LONG-TERM DEBT	12,808	12,856
DEFERRED INCOME TAXES	1,122	847
OTHER LONG-TERM LIABILITIES	296	332

SHAREHOLDERS’ EQUITY:
Class A common stock; $.001 par value; 900 million shares authorized;
101,176,247 and 100,570,418 shares issued and outstanding, respectively	—	—
Class B common stock; $.001 par value; 25 million shares authorized;
no shares issued and outstanding	—	—
Preferred stock; $.001 par value; 250 million shares authorized;
no shares issued and outstanding	—	—
Additional paid-in capital	1,616	1,556
Accumulated deficit	(1,392)	(1,082)
Accumulated other comprehensive loss	(75)	(65)
Total shareholders’ equity	149	409

Total liabilities and shareholders’ equity	$15,599	$15,601

The accompanying notes are an integral part of these consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share and share data)

	Year Ended December 31,
	2012	2011	2010

REVENUES	$7,504	$7,204	$7,059

COSTS AND EXPENSES:
Operating costs and expenses (excluding depreciation and amortization)	4,860	4,564	4,486
Depreciation and amortization	1,713	1,592	1,524
Other operating expenses, net	15	7	25
	6,588	6,163	6,035
Income from operations	916	1,041	1,024

OTHER EXPENSES:
Interest expense, net	(907)	(963)	(877)
Loss on extinguishment of debt	(55)	(143)	(85)
Other expense, net	(1)	(5)	(4)
	(963)	(1,111)	(966)
Income (loss) before income taxes	(47)	(70)	58
Income tax expense	(257)	(299)	(295)
Net loss	$(304)	$(369)	$(237)

LOSS PER COMMON SHARE, BASIC AND DILUTED	$(3.05)	$(3.39)	$(2.09)
Weighted average common shares outstanding, basic and diluted	99,657,989	108,948,554	113,138,461

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(dollars in millions)

	Year Ended December 31,
	2012	2011	2010
Net loss	$(304)	$(369)	$(237)
Changes in fair value of interest rate swap agreements, net of tax	(10)	(8)	(57)
Comprehensive loss	$(314)	$(377)	$(294)

The accompanying notes are an integral part of these consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(dollars in millions)

	Class A Common Stock	Class B Common Stock	Additional Paid-In Capital	Accumulated Equity (Deficit)	Treasury Stock	Accumulated Other Comprehensive Loss	Total Shareholders' Equity

BALANCE, December 31, 2009	$—	$—	$1,914	$2	$—	$—	$1,916
Net loss	—	—	—	(237)	—	—	(237)
Charter Investment Inc.’s exchange of Charter Holdco interest (see Note 16)	—	—	(166)	—	—	—	(166)
Changes in fair value of interest rate swap agreements	—	—	—	—	—	(57)	(57)
Stock compensation expense, net	—	—	28	—	—	—	28
Purchase of treasury stock	—	—	—	—	(6)	—	(6)

BALANCE, December 31, 2010	—	—	1,776	(235)	(6)	(57)	1,478

Net loss	—	—	—	(369)	—	—	(369)
Changes in fair value of interest rate swap agreements	—	—	—	—	—	(8)	(8)
Stock compensation expense, net	—	—	41	—	—	—	41
Purchase of treasury stock	—	—	—	—	(733)	—	(733)
Retirement of treasury stock	—	—	(261)	(478)	739	—	—

BALANCE, December 31, 2011	—	—	1,556	(1,082)	—	(65)	409

Net loss	—	—	—	(304)	—	—	(304)
Changes in fair value of interest rate swap agreements	—	—	—	—	—	(10)	(10)
Stock compensation expense, net	—	—	65	—	—	—	65
Purchase of treasury stock	—	—	—	—	(11)	—	(11)
Retirement of treasury stock	—	—	(5)	(6)	11	—	—

BALANCE, December 31, 2012	$—	$—	$1,616	$(1,392)	$—	$(75)	$149

The accompanying notes are an integral part of these consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	Year Ended December 31,
	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(304)	$(369)	$(237)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	1,713	1,592	1,524
Noncash interest expense	45	34	74
Loss on extinguishment of debt	55	143	81
Deferred income taxes	250	290	287
Other, net	45	33	34
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	34	(24)	1
Prepaid expenses and other assets	(8)	1	22
Accounts payable, accrued liabilities and other	46	37	142
Net cash flows from operating activities	1,876	1,737	1,928

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,745)	(1,311)	(1,209)
Change in accrued expenses related to capital expenditures	13	57	8
Sales (purchases) of cable systems, net	19	(88)	—
Other, net	(24)	(24)	31
Net cash flows from investing activities	(1,737)	(1,366)	(1,170)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	5,830	5,489	3,115
Repayments of long-term debt	(5,901)	(5,072)	(4,352)
Repayment of preferred stock	—	—	(138)
Payments for debt issuance costs	(53)	(62)	(76)
Purchase of treasury stock	(11)	(733)	(6)
Other, net	1	5	(6)
Net cash flows from financing activities	(134)	(373)	(1,463)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5	(2)	(705)
CASH AND CASH EQUIVALENTS, beginning of period	2	4	709
CASH AND CASH EQUIVALENTS, end of period	$7	$2	$4

CASH PAID FOR INTEREST	$904	$899	$735

The accompanying notes are an integral part of these consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

1.    Organization and Basis of Presentation

Organization

Charter Communications, Inc. (“Charter”) is a holding company whose principal asset is a 100% common equity interest in Charter Communications Holding Company, LLC (“Charter Holdco”). Charter owns cable systems through its subsidiaries, which are collectively, with Charter, referred to herein as the “Company.”

The Company is a cable operator providing services in the United States. The Company offers to residential and commercial customers traditional cable video programming, Internet services, and telephone services, as well as advanced video services such as Charter OnDemand™, high definition television, and digital video recorder (“DVR”) service. The Company sells its cable video programming, Internet, telephone, and advanced video services primarily on a subscription basis. The Company also sells local advertising on cable networks and on the Internet and provides fiber connectivity to cellular towers.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant judgments and estimates include capitalization of labor and overhead costs; depreciation and amortization costs; impairments of property, plant and equipment, intangibles and goodwill; income taxes; contingencies and programming expense. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform with the 2012 presentation.

2.    Summary of Significant Accounting Policies

Consolidation

The accompanying consolidated financial statements include the accounts of Charter and its wholly owned subsidiaries. The Company consolidates variable interest entities based upon evaluation of the Company’s power, through voting rights or similar rights, to direct the activities of another entity that most significantly impact the entity’s economic performance; its obligation to absorb the expected losses of the entity; and its right to receive the expected residual returns of the entity. All significant intercompany accounts and transactions among consolidated entities have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. These investments are carried at cost, which approximates market value. Cash and cash equivalents consist primarily of money market funds and commercial paper. Restricted cash and cash equivalents consist of amounts held in escrow accounts pending final resolution from the Bankruptcy Court (see Note 18).

Property, Plant and Equipment

Additions to property, plant and equipment are recorded at cost, including all material, labor and certain indirect costs associated with the construction of cable transmission and distribution facilities. While the Company’s capitalization is based on specific activities, once capitalized, costs are tracked by fixed asset category at the cable system level and not on a specific asset basis. For assets that are sold or retired, the estimated historical cost and related accumulated depreciation is removed. Costs associated with initial customer installations and the additions of network equipment necessary to enable advanced video services are capitalized. Costs capitalized as part of initial customer installations include materials, labor, and certain indirect costs. Indirect costs are associated with the activities of the Company’s personnel who assist in connecting and activating the new service and consist of compensation and other costs associated with these support functions. Indirect costs primarily include employee benefits and payroll taxes, direct variable costs associated with capitalizable activities, consisting primarily of installation and construction,

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

vehicle costs, the cost of dispatch personnel and indirect costs directly attributable to capitalizable activities. The costs of disconnecting service at a customer’s dwelling or reconnecting service to a previously installed dwelling are charged to operating expense in the period incurred. Costs for repairs and maintenance are charged to operating expense as incurred, while plant and equipment replacement and betterments, including replacement of cable drops from the pole to the dwelling, are capitalized.

Depreciation is recorded using the straight-line composite method over management’s estimate of the useful lives of the related assets as follows:

Cable distribution systems	7-20 years
Customer equipment and installations	4-8 years
Vehicles and equipment	1-6 years
Buildings and leasehold improvements	15-40 years
Furniture, fixtures and equipment	6-10 years

Asset Retirement Obligations

Certain of the Company’s franchise agreements and leases contain provisions requiring the Company to restore facilities or remove equipment in the event that the franchise or lease agreement is not renewed. The Company expects to continually renew its franchise agreements and has concluded that all of the related franchise rights are indefinite lived intangible assets. Accordingly, the possibility is remote that the Company would be required to incur significant restoration or removal costs related to these franchise agreements in the foreseeable future. A liability is required to be recognized for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. The Company has not recorded an estimate for potential franchise related obligations, but would record an estimated liability in the unlikely event a franchise agreement containing such a provision were no longer expected to be renewed. The Company also expects to renew many of its lease agreements related to the continued operation of its cable business in the franchise areas. For the Company’s lease agreements, the estimated liabilities related to the removal provisions, where applicable, have been recorded and are not significant to the financial statements.

Franchises

Franchise rights represent the value attributed to agreements or authorizations with local and state authorities that allow access to homes in cable service areas. Management estimates the fair value of franchise rights at the date of acquisition and determines if the franchise has a finite life or an indefinite life. All franchises that qualify for indefinite life treatment are tested for impairment annually or more frequently as warranted by events or changes in circumstances (see Note 5). The Company has concluded that all of its existing franchises qualify for indefinite life treatment.

Customer Relationships

Customer relationships represent the value attributable to the Company’s business relationships with its current customers including the right to deploy and market additional services to these customers.  Customer relationships are amortized on an accelerated basis over the period the relationships with current customers are expected to generate cash flows (11-15 years).

Goodwill

The Company assesses the recoverability of its goodwill as of November 30 of each year, or more frequently whenever events or changes in circumstances indicate that the asset might be impaired.

Other Noncurrent Assets

Other noncurrent assets primarily include trademarks, right-of-entry costs and deferred financing costs. Trademarks have been determined to have an indefinite life and are tested annually for impairment. Right-of-entry costs represent costs incurred related to agreements entered into with landlords, real estate companies or owners to gain access to a building in order to provide cable service. Right-of-entry costs are generally deferred and amortized to amortization expense over the term of the agreement. Costs related to borrowings are deferred and amortized to interest expense over the terms of the related borrowings.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Valuation of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets to be held and used when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or changes in circumstances could include such factors as impairment of the Company’s indefinite life assets, changes in technological advances, fluctuations in the fair value of such assets, adverse changes in relationships with local franchise authorities, adverse changes in market conditions or a deterioration of operating results. If a review indicates that the carrying value of such asset is not recoverable from estimated undiscounted cash flows, the carrying value of such asset is reduced to its estimated fair value. While the Company believes that its estimates of future cash flows are reasonable, different assumptions regarding such cash flows could materially affect its evaluations of asset recoverability. No impairments of long-lived assets to be held and used were recorded in 2012, 2011 and 2010.

Derivative Financial Instruments

Gains or losses related to derivative financial instruments which qualify as hedging activities are recorded in accumulated other comprehensive loss. For all other derivative instruments, if any, the related gains or losses are recorded in the statements of operations. The Company uses interest rate swap agreements to manage its interest costs and reduce the Company’s exposure to increases in floating interest rates. The Company manages its exposure to fluctuations in interest rates by maintaining a mix of fixed and variable rate debt. Using interest rate swap agreements, the Company agrees to exchange, at specified intervals through 2017, the difference between fixed and variable interest amounts calculated by reference to agreed-upon notional principal amounts. The Company does not hold or issue any derivative financial instruments for trading purposes.

Revenue Recognition

Revenues from residential and commercial video, Internet and telephone services are recognized when the related services are provided. Advertising sales are recognized at estimated realizable values in the period that the advertisements are broadcast. In some cases, the Company coordinates the advertising sales efforts of other cable operators in a certain market and remits amounts received from customers less an agreed-upon percentage to such cable operator. For those arrangements in which the Company acts as a principal, the Company records the revenues earned from the advertising customer on a gross basis and the amount remitted to the cable operator as an operating expense.

Fees imposed on Charter by various governmental authorities are passed through on a monthly basis to the Company’s customers and are periodically remitted to authorities. Fees of $389 million, $388 million and $379 million for the years ended December 31, 2012, 2011 and 2010, respectively, are reported in video, telephone and commercial revenues, on a gross basis with a corresponding operating expense because the Company is acting as a principal. Other taxes, such as sales taxes imposed on the Company's customers collected and remitted to state and local authorities are recorded on a net basis because the Company is acting as an agent in such situation.

The Company’s revenues by product line are as follows:

	Year Ended December 31,
	2012	2011	2010
Video	$3,639	$3,639	$3,729
Internet	1,866	1,708	1,609
Telephone	828	858	823
Commercial	658	544	451
Advertising sales	334	292	291
Other	179	163	156
	$7,504	$7,204	$7,059

Programming Costs

The Company has various contracts to obtain basic, digital and premium video programming from programming vendors whose compensation is typically based on a flat fee per customer. The cost of the right to exhibit network programming under such arrangements is recorded in operating expenses in the month the programming is available for exhibition. Programming costs are

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

paid each month based on calculations performed by the Company and are subject to periodic audits performed by the programmers. Certain programming contracts contain incentives to be paid by the programmers. The Company receives these payments and recognizes the incentives on a straight-line basis over the life of the programming agreement as a reduction of programming expense. This offset to programming expense was $6 million, $7 million and $17 million for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2011, the deferred amount of such economic consideration, included in other long-term liabilities, was $6 million. Programming costs included in the accompanying statements of operations were $2.0 billion, $1.9 billion and $1.8 billion for the years ended December 31, 2012, 2011 and 2010, respectively.

Advertising Costs

Advertising costs associated with marketing the Company’s products and services are generally expensed as costs are incurred. Such advertising expense was $325 million, $285 million and $267 million for the years ended December 31, 2012, 2011 and 2010, respectively.

Multiple-Element Transactions

In the normal course of business, the Company enters into multiple-element transactions where it is simultaneously both a customer and a vendor with the same counterparty or in which it purchases multiple products and/or services, or settles outstanding items contemporaneous with the purchase of a product or service from a single counterparty. Transactions, although negotiated contemporaneously, may be documented in one or more contracts. The Company’s policy for accounting for each transaction negotiated contemporaneously is to record each element of the transaction based on the respective estimated fair values of the products or services purchased and the products or services sold. In determining the fair value of the respective elements, the Company refers to quoted market prices (where available), historical transactions or comparable cash transactions.

Stock-Based Compensation

Restricted stock, restricted stock units, stock options and performance units and shares are measured at the grant date fair value and amortized to stock compensation expense over the requisite service period. The Company recorded $50 million, $36 million and $26 million of stock compensation expense which is included in operating costs and expenses and other operating expenses, net for the years ended December 31, 2012, 2011 and 2010, respectively.

The fair value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model and Monte Carlo simulations for options and restricted stock units with market conditions. The grant date weighted average assumptions used during the years ended December 31, 2012, 2011 and 2010, respectively, were: risk-free interest rate of 1.5%, 2.5% and 2.5%; expected volatility of 38.4%, 38.4% and 47.7%, and expected lives of 6.3 years, 6.6 years and 6.3 years. The grant date weighted average cost of equity used was 16.2% and 15.5% during the years ended December 31, 2012 and 2011, respectively. Volatility assumptions were based on historical volatility of Charter and a peer group. The Company’s volatility assumptions represent management’s best estimate and were partially based on historical volatility of a peer group because management does not believe Charter’s pre-emergence from bankruptcy historical volatility to be representative of its future volatility. Expected lives were calculated based on the simplified-method due to insufficient historical exercise data.  The valuations assume no dividends are paid.

Income Taxes

The Company recognizes deferred tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and expected benefits of utilizing loss carryforwards. The impact on deferred taxes of changes in tax rates and tax law, if any, applied to the years during which temporary differences are expected to be settled, are reflected in the consolidated financial statements in the period of enactment (see Note 16).

Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted-average common shares outstanding during the respective periods. Diluted loss per common share equals basic loss per common share for the periods presented, as the effect of stock options and other convertible securities are antidilutive because the Company incurred net losses.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Segments

The Company’s operations are conducted through the use of a unified network and are managed and reported to its Chief Executive Officer ("CEO"), the Company's chief operating decision maker, on a consolidated basis. The CEO assesses performance and allocates resources based on the consolidated results of operations. Under this organizational and reporting structure, the Company has one reportable segment, broadband services.

3.    Allowance for Doubtful Accounts

Activity in the allowance for doubtful accounts is summarized as follows for the years presented:

	Year Ended December 31,
	2012	2011	2010
Balance, beginning of period	$16	$17	$11
Charged to expense	105	117	133
Uncollected balances written off, net of recoveries	(107)	(118)	(127)
Balance, end of period	$14	$16	$17

4.    Property, Plant and Equipment

Property, plant and equipment consists of the following as of December 31, 2012 and 2011:

	December 31,
	2012	2011
Cable distribution systems	$6,588	$5,916
Customer equipment and installations	3,292	2,592
Vehicles and equipment	195	136
Buildings and leasehold improvements	342	318
Furniture, fixtures and equipment	352	299
	10,769	9,261
Less: accumulated depreciation	(3,563)	(2,364)
	$7,206	$6,897

The Company periodically evaluates the estimated useful lives used to depreciate its assets and the estimated amount of assets that will be abandoned or have minimal use in the future. A significant change in assumptions about the extent or timing of future asset retirements, or in the Company’s use of new technology and upgrade programs, could materially affect future depreciation expense.

Depreciation expense for the years ended December 31, 2012, 2011 and 2010 was $1.4 billion, $1.3 billion, and $1.2 billion, respectively. Property, plant and equipment increased $49 million as a result of cable system acquisitions during the year ended December 31, 2011.

5.    Franchises, Goodwill and Other Intangible Assets

Franchise rights represent the value attributed to agreements or authorizations with local and state authorities that allow access to homes in cable service areas. For valuation purposes, they are defined as the future economic benefits of the right to solicit and service potential customers (customer marketing rights), and the right to deploy and market new services, such as Internet and telephone, to potential customers (service marketing rights).

Franchise assets are tested for impairment annually, or more frequently as warranted by events or changes in circumstances. Franchise assets are aggregated into essentially inseparable units of accounting to conduct valuations. The units of accounting have historically represented geographical clustering of our cable systems into groups by which such systems were managed. In

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

2012, as a result of changes to the Company's organizational structure, the evolution of competition in the industry, and changes in the regulatory environment, the Company concluded that the highest and best use of its franchise assets is at the consolidated level and as such combined its units of accounting into one unit as of November 30, 2012. As required by the accounting guidance on testing indefinite-lived intangible assets for impairment, the Company tested its franchise assets first based on the prior units of accounting before testing the new unit of accounting. No impairment was identified based on the new or prior units of accounting.

During 2012, the Company early adopted Accounting Standards Update ("ASU") No. 2012-02, Testing Indefinite Lived Intangible Assets for Impairment. This new standard gives the Company the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that an indefinite lived intangible asset has been impaired. If, after this qualitative assessment, the Company determines that it is not more likely than not that an indefinite lived intangible asset has been impaired, then no further quantitative testing is necessary. In completing the 2012 impairment testing of both the prior units of accounting and the new unit of accounting, the Company elected to perform this qualitative assessment. As such, the Company evaluated the impact of various factors to the expected future cash flows attributable to each of its units of accounting and to the assumed discount rate used to present value those cash flows. Such factors included macro-economic and industry conditions including the capital markets, regulatory, and competitive environment, and costs of programming and customer premise equipment along with changes to our organizational structure and strategies. After consideration of these qualitative factors, the Company concluded that it is more likely than not that the fair value of the franchise assets in each unit of accounting exceeds the carrying value of such assets and therefore did not perform a quantitative analysis in 2012.

If we are required to perform a quantitative analysis to test the Company's franchise assets for impairment, the Company determines the estimated fair value of each unit of accounting utilizing an income approach model based on the present value of the estimated discrete future cash flows attributable to each of the intangible assets identified for each unit assuming a discount rate. This approach makes use of unobservable factors such as projected revenues, expenses, capital expenditures, and a discount rate applied to the estimated cash flows. The determination of the discount rate is based on a weighted average cost of capital approach, which uses a market participant’s cost of equity and after-tax cost of debt and reflects the risks inherent in the cash flows.

The Company estimates discounted future cash flows using reasonable and appropriate assumptions including among others, penetration rates for video, high-speed Internet, and telephone; revenue growth rates; operating margins; and capital expenditures. The assumptions are derived based on the Company’s and its peers’ historical operating performance adjusted for current and expected competitive and economic factors surrounding the cable industry. The estimates and assumptions made in the Company’s valuations are inherently subject to significant uncertainties, many of which are beyond its control, and there is no assurance that these results can be achieved. The primary assumptions for which there is a reasonable possibility of the occurrence of a variation that would significantly affect the measurement value include the assumptions regarding revenue growth, programming expense growth rates, the amount and timing of capital expenditures and the discount rate utilized. The quantitative franchise valuations completed for the years ended December 31, 2011 and 2010 showed franchise values in excess of book values and thus resulted in no impairment.

Goodwill is tested for impairment as of November 30 of each year, or more frequently as warranted by events or changes in circumstances. Accounting guidance also permits a qualitative assessment for goodwill to determine whether it is more likely than not that the carrying value of a reporting unit exceeds its fair value. If, after this qualitative assessment, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount then no further quantitative testing would be necessary. If the Company is required to perform the two-step test under the accounting guidance, the first step involves a comparison of the estimated fair value of each of our reporting units to its carrying amount. If the estimated fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered impaired and the second step of the goodwill impairment is not necessary. If the carrying amount of a reporting unit exceeds its estimated fair value, then the second step of the goodwill impairment test must be performed, and a comparison of the implied fair value of the reporting unit’s goodwill is compared to its carrying amount to determine the amount of impairment, if any. Reporting units, consistent with the units of accounting used for franchise impairment testing, were consolidated into one reporting unit as of November 30, 2012. Likewise the fair values of the reporting units, when performing the second step of the goodwill impairment test, are determined using a consistent income approach model as that used for franchise impairment testing. As with the Company's franchise impairment testing, the Company elected to perform a qualitative assessment for its goodwill impairment testing and concluded that none of its reporting units are impaired based on the new or prior reporting units. The Company’s 2011 and 2010 quantitative impairment analyses also did not result in any goodwill impairment charges.

Customer relationships, for valuation purposes, represent the value of the business relationship with existing customers (less the anticipated customer churn), and are calculated by projecting the discrete future after-tax cash flows from these customers, including

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

the right to deploy and market additional services to these customers. The present value of these after-tax cash flows yields the fair value of the customer relationships. Customer relationships are amortized on an accelerated method over useful lives of 11-15 years based on the period over which current customers are expected to generate cash flows. Customer relationships are evaluated upon the occurrence of events or changes in circumstances indicating that the carrying amount of an asset may not be recoverable.

The fair value of trademarks is determined using the relief-from-royalty method which applies a fair royalty rate to estimated revenue. Royalty rates are estimated based on a review of market royalty rates in the communications and entertainment industries. As the Company expects to continue to use each trademark indefinitely, trademarks have been assigned an indefinite life and are tested annually for impairment using either a qualitative analysis or quantitative analysis as elected by management. The qualitative analysis in 2012 did not identify any factors that would indicate that it was more likely than not that the fair value of trademarks were less than the carrying value and thus resulted in no impairment. The Company’s 2011 and 2010 quantitative impairment analyses did not result in any trademark impairment charges.

As of December 31, 2012 and 2011, indefinite lived and finite-lived intangible assets are presented in the following table:

	December 31,
	2012			2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Indefinite lived intangible assets:
Franchises	$5,287	$—	$5,287	$5,288	$—	$5,288
Goodwill	953	—	953	954	—	954
Trademarks	158	—	158	158	—	158
	$6,398	$—	$6,398	$6,400	$—	$6,400
Finite-lived intangible assets:
Customer relationships	$2,368	$944	$1,424	$2,368	$664	$1,704
Other intangible assets	105	29	76	79	16	63
	$2,473	$973	$1,500	$2,447	$680	$1,767

Amortization expense related to customer relationships and other intangible assets for the years ended December 31, 2012, 2011 and 2010 was $293 million, $315 million and $337 million, respectively. Franchises and goodwill decreased by $1 million and $1 million, respectively, as a result of cable system divestitures completed during the year ended December 31, 2012. During the year ended December 31, 2011, franchises, customer relationships and goodwill increased by $31 million, $10 million and $3 million, respectively, as a result of cable system acquisitions.

The Company expects amortization expense on its finite-lived intangible assets will be as follows.

2013	$269
2014	242
2015	216
2016	189
2017	163
Thereafter	421

$1,500

Actual amortization expense in future periods could differ from these estimates as a result of new intangible asset acquisitions or divestitures, changes in useful lives, impairments and other relevant factors.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

6.    Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following as of December 31, 2012 and 2011:

	December 31,
	2012	2011
Accounts payable – trade	$107	$80
Accrued capital expenditures	156	143
Deferred revenue	81	73
Accrued expenses:
Interest	155	191
Programming costs	323	294
Franchise related fees	52	50
Compensation	145	123
Other	205	203
	$1,224	$1,157

7.    Long-Term Debt

Long-term debt consists of the following as of December 31, 2012 and 2011:

	December 31,
	2012		2011
	Principal Amount	Accreted Value	Principal Amount	Accreted Value
CCH II, LLC:
13.500% senior notes due November 30, 2016	$—	$—	$1,480	$1,692
CCO Holdings, LLC:
7.250% senior notes due October 30, 2017	1,000	1,000	1,000	1,000
7.875% senior notes due April 30, 2018	900	900	900	900
7.000% senior notes due January 15, 2019	1,400	1,392	1,400	1,391
8.125% senior notes due April 30, 2020	700	700	700	700
7.375% senior notes due June 1, 2020	750	750	750	750
6.500% senior notes due April 30, 2021	1,500	1,500	1,500	1,500
6.625% senior notes due January 31, 2022	750	746	—	—
5.250% senior notes due September 30, 2022	1,250	1,238	—	—
5.125% senior notes due February 15, 2023	1,000	1,000	—	—
Credit facility due September 6, 2014	350	332	350	326
Charter Communications Operating, LLC:
8.000% senior second-lien notes due April 30, 2012	—	—	500	502
10.875% senior second-lien notes due September 15, 2014	—	—	312	331
Credit facilities	3,337	3,250	3,929	3,764
Long-Term Debt	$12,937	$12,808	$12,821	$12,856

The accreted values presented above represent the fair value as of the date the Company emerged from Bankruptcy (see Note 18) or the principal amount of the notes less the original issue discount at the time of sale, plus the accretion to the balance sheet date.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

However, the amount that is currently payable if the debt becomes immediately due is equal to the principal amount of the debt. The Company has availability under its credit facilities of approximately $960 million as of December 31, 2012, and as such, debt maturing in the next twelve months is classified as long-term.

CCH II Notes

In October 2012, the Company redeemed $678 million aggregate principal amount of the CCH II 13.500% senior notes due 2016 at 108.522% of the principal amount. In November 2012, the Company redeemed the remaining $468 million aggregate principal amount of CCH II 13.500% senior notes due 2016 at 106.75% of the principal amount. The transactions resulted in a gain on extinguishment of debt of approximately $52 million for the year ended December 31, 2012.

CCO Holdings Notes

In April 2010, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $900 million aggregate principal amount of 7.875% senior notes due 2018 and $700 million aggregate principal amount of 8.125% senior notes due 2020. The net proceeds were used to finance the tender offers and redemptions in which $800 million principal amount of CCO Holdings' outstanding 8.75% senior notes due 2013 and $770 million principal amount of Charter Operating’s outstanding 8.375% senior second lien notes due 2014 were repurchased.  The transactions resulted in a loss on extinguishment of debt of approximately $34 million for the year ended December 31, 2010.

In September 2010, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $1.0 billion aggregate principal amount of 7.250% senior notes due 2017. The proceeds were used in October to repay amounts outstanding under the Charter Operating credit facilities. The transaction resulted in a loss on extinguishment of debt of approximately $34 million for the year ended December 31, 2010.

In January 2011, CCO Holdings, LLC ("CCO Holdings") and CCO Holdings Capital Corp. closed on transactions in which they issued $1.4 billion aggregate principal amount of 7.000% senior notes due 2019. The net proceeds of the issuances were contributed by CCO Holdings to Charter Communications Operating, LLC ("Charter Operating") as a capital contribution and were used to repay indebtedness under the Charter Operating credit facilities. The Company recorded a loss on extinguishment of debt of approximately $67 million for the year ended December 31, 2011 related to these transactions.

In May 2011, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $1.5 billion aggregate principal amount of 6.500% senior notes due 2021. The net proceeds of the issuances were contributed by CCO Holdings to Charter Operating as a capital contribution and intercompany loan and were used to repay indebtedness under the Charter Operating credit facilities. The Company recorded a loss on extinguishment of debt of approximately $53 million for the year ended December 31, 2011 related to these transactions.

In December 2011, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $750 million aggregate principal amount of 7.375% senior notes due 2020 ("CCO Holdings 2020 Notes"). The net proceeds of the issuances were used, along with borrowings under the Charter Operating credit facilities, to finance the tender offers in which $407 million aggregate principal amount of Charter Operating's outstanding 8.000% senior second-lien notes due 2012, $234 million aggregate principal amount of Charter Operating's 10.875% senior second-lien notes due 2014 and $286 million aggregate principal amount of CCH II's 13.500% senior notes due 2016 were repurchased. These transactions resulted in a loss on extinguishment of debt for the year ended December 31, 2011 of approximately $19 million.

In January 2012, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $750 million principal amount of 6.625% senior notes due 2022. The notes were issued at a price of 99.5% of the aggregate principal amount. The net proceeds of the notes were used, along with a draw on the $500 million delayed draw portion of the Charter Operating Term Loan A facility, to repurchase $300 million aggregate principal amount of Charter Operating's outstanding 8.000% senior second-lien notes due 2012, $294 million aggregate principal amount of Charter Operating's 10.875% senior second-lien notes due 2014 and $334 million aggregate principal amount of CCH II's 13.500% senior notes due 2016, as well as to repay amounts outstanding under the Company's revolving credit facility. The tender offers closed in January and February 2012 and the Company recorded a loss on extinguishment of debt of approximately $15 million on this transaction for the year ended December 31, 2012.

In August 2012, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $1.25 billion aggregate principal amount of 5.250% senior notes due 2022. The notes were issued at a price of 99.026% of the aggregate principal amount.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

The proceeds from the notes were used for general corporate purposes, including repaying amounts outstanding under the Company's revolving credit facility, and to fund the redemption of the CCH II 13.500% senior notes due 2016 during the fourth quarter of 2012.

In December 2012, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $1.0 billion aggregate principal amount of 5.125% senior notes due 2023. The proceeds from the notes were used for general corporate purposes, including repaying amounts outstanding under the Company's credit facilities. These transactions resulted in a loss on extinguishment of debt for the year ended December 31, 2012 of approximately $33 million.

The CCO Holdings notes are guaranteed by Charter.  They are senior debt obligations of CCO Holdings and CCO Holdings Capital Corp. and rank equally with all other current and future unsecured, unsubordinated obligations of CCO Holdings and CCO Holdings Capital Corp.  The CCO Holdings notes are structurally subordinated to all obligations of subsidiaries of CCO Holdings, including the Charter Operating notes and Charter Operating credit facilities.

CCO Holdings may redeem some or all of the CCO Holdings notes at any time at a premium.  The optional redemption price declines to 100% of the respective series’ principal amount, plus accrued and unpaid interest, if any, on or after varying dates in 2015 through 2018.

In addition, at any time prior to varying dates in 2013 through 2015, CCO Holdings may redeem up to 35% of the aggregate principal amount of the notes at a redemption price at a premium plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings (as defined in the indenture); provided that certain conditions are met.

In the event of specified change of control events, CCO Holdings must offer to purchase the outstanding CCO Holdings notes from the holders at a purchase price equal to 101% of the total principal amount of the notes, plus any accrued and unpaid interest.

Charter Operating Notes

In August 2011, Charter Operating repurchased, in private transactions, a total of $193 million principal amount of Charter Operating 8.000% senior second-lien notes due 2012 for approximately $199 million cash. The transactions resulted in a loss on extinguishment of debt of approximately $4 million for the year ended December 31, 2011.

In March 2012, Charter Operating redeemed the remaining $18 million of 10.875% senior notes due 2014 pursuant to a notice of redemption.

High-Yield Restrictive Covenants; Limitation on Indebtedness.

The indentures governing the CCO Holdings notes contain certain covenants that restrict the ability of CCO Holdings, CCO Holdings Capital Corp. and all of their restricted subsidiaries to:

•	incur additional debt;

•	pay dividends on equity or repurchase equity;

•	make investments;

•	sell all or substantially all of their assets or merge with or into other companies;

•	sell assets;

•	enter into sale-leasebacks;

•
in the case of restricted subsidiaries, create or permit to exist dividend or payment restrictions with respect to CCO Holdings, guarantee their parent companies debt, or issue specified equity interests;

•	engage in certain transactions with affiliates; and

•	grant liens.

CCO Holdings Credit Facility

CCO Holdings' credit agreement consists of a $350 million term loan facility (the “CCO Holdings credit facility”). The facility matures in September 2014. Borrowings under the CCO Holdings credit facility bear interest at a variable interest rate based on either LIBOR (0.21% as of December 31, 2012) or a base rate plus, in either case, an applicable margin. The applicable margin for LIBOR term loans is 2.50% above LIBOR. If an event of default were to occur, CCO Holdings would not be able to elect

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

LIBOR and would have to pay interest at the base rate plus the applicable margin. The CCO Holdings credit facility is secured by the equity interests of Charter Operating, and all proceeds thereof.

In April 2012, CCO Holdings entered into an amendment to its existing credit agreement dated March 6, 2007 which included, among other things, amendments to the Change of Control definition and certain other provisions and definitions related thereto. The Change of Control definition was amended to conform to the provision contained in Charter Operating's credit agreement as described below. Previously, the percentage of voting power necessary for a Change of Control had been 35%, and the definition of Change of Control did not include a Ratings Event.

Charter Operating Credit Facilities

In March 2010, Charter Operating entered into an amended and restated credit agreement. The refinancing resulted in a loss on extinguishment of debt of approximately $1 million for the year ended December 31, 2010.

In 2010, the Company prepaid $388 million principal amount of term B-1 and B-2 loans under the Charter Operating credit facilities resulting in a loss on extinguishment of debt of approximately $16 million for the year ended December 31, 2010.

In December 2011, the Company entered into a senior secured term loan A facility pursuant to the terms of the Charter Operating credit agreement providing for $750 million of term loans with a final maturity date of May 15, 2017 and no LIBOR floor. The term loan A facility had a delayed draw component: $250 million was funded on closing of the term loan A and the remaining $500 million was funded in March 2012. The proceeds were used along with proceeds of the CCO Holdings 2020 Notes to finance the repurchase of certain Charter Operating's 8.000% and 10.875% senior second-lien notes and certain of CCH II's 13.500% senior notes discussed above.

In April 2012, Charter Operating entered into a senior secured term loan D facility pursuant to the terms of the Charter Operating credit agreement providing for $750 million of term loans with a final maturity date of May 15, 2019. Pricing on the new term loan D was set at LIBOR plus 3% with a LIBOR floor of 1% , and issued at a price of 99.5% of the aggregate principal amount. The proceeds were used to refinance Charter Operating's existing term loan B-1 and term loan B-2, both due 2014, with the remaining amount used to pay down a portion of its existing term loan C due 2016. Charter Operating concurrently amended and restated its existing $1.3 billion revolving credit facility with a new $1.15 billion revolving credit facility due 2017 at the interest rate of LIBOR plus 2.25% and amended and restated its existing credit agreement dated March 31, 2010 (the “Existing Credit Agreement”). The amendments to the Existing Credit Agreement included, among other things, certain allowances under the negative covenants, including an allowance for restricted payments so long as the Consolidated Leverage Ratio as defined in the Charter Operating credit agreement is no greater than 3.5 after giving pro forma effect to such restricted payment, the calculation of certain financial covenants and changes to the related financial definitions, and the thresholds for certain events of default, including a modification of the Change of Control definition. The Change of Control definition was amended to conform to the provision contained in the CCO Holdings' indentures so that a Change of Control would now occur upon both the consummation of a transaction resulting in any person or group having the power to vote more than 50% of the ordinary voting power and a Ratings Event as defined in the Charter Operating credit agreement. The Change of Control definition previously contained the more than 50% threshold without the Ratings Event trigger. The Company recorded a loss on extinguishment of debt of approximately $59 million during the year ended December 31, 2012 related to these transactions.

The Charter Operating credit facilities have an outstanding principal amount of $3.3 billion at December 31, 2012 as follows:

•
A term A loan with a remaining principal amount of $750 million, which is repayable in equal quarterly installments and aggregating $38 million in 2013 and 2014 and $75 million in 2015 and 2016, with the remaining balance due at final maturity on May 15, 2017;

•
A term C loan with a remaining principal amount of approximately $1.5 billion, which is repayable in equal quarterly installments and aggregating $16 million in each loan year, with the remaining balance due at final maturity on September 6, 2016;

•
A term D loan with a remaining principal amount of approximately $744 million, which is repayable in equal quarterly installments and aggregating $8 million in each loan year, with the remaining balance due at final maturity on May 15, 2019;

•	A non-revolving loan with a remaining principal amount of approximately $199 million repayable in full on March 6, 2013; and

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

•	A revolving loan with an outstanding balance of $123 million at December 31, 2012 and allowing for borrowings of up to $1.15 billion, maturing on April 11, 2017.

Amounts outstanding under the Charter Operating credit facilities bear interest, at Charter Operating’s election, at a base rate or LIBOR (0.22% as of December 31, 2012 and 0.30% as of December 31, 2011 (0.58% for term C as of December 31, 2011)), as defined, plus a margin. The applicable LIBOR margin for the term loan A loans is currently 2.25%, and for the non-revolving loan is currently 1.75%. The applicable margin for the term C loans is currently 3.25% in the case of LIBOR loans. The term D loan bears interest at LIBOR plus 3% with a LIBOR floor of 1%. Charter Operating pays interest equal to LIBOR plus 2.25% on amounts borrowed under the revolving credit facility and pays a revolving commitment fee of .5% per annum on the daily average available amount of the revolving commitment, payable quarterly.

The Charter Operating credit facilities also allow the Company to enter into incremental term loans in the future with an aggregate, together with all other then outstanding first lien indebtedness, including any first lien notes, of no more than $7.5 billion (less any principal payments of term loan indebtedness and first lien notes as a result of any sale of assets), with amortization as set forth in the notices establishing such term loans, but with no amortization greater than 1% per year prior to the final maturity of the existing term loans. Although the Charter Operating credit facilities allow for the incurrence of a certain amount of incremental term loans, no assurance can be given that the Company could obtain additional incremental term loans in the future if Charter Operating sought to do so or what amount of incremental term loans would be allowable at any given time under the terms of the Charter Operating credit facilities.

The obligations of Charter Operating under the Charter Operating credit facilities (the “Obligations”) are guaranteed by Charter Operating’s immediate parent company, CCO Holdings, and subsidiaries of Charter Operating. The Obligations are also secured by (i) a lien on substantially all of the assets of Charter Operating and its subsidiaries, to the extent such lien can be perfected under the Uniform Commercial Code by the filing of a financing statement, and (ii) a pledge by CCO Holdings of the equity interests owned by it in Charter Operating or any of Charter Operating’s subsidiaries, as well as intercompany obligations owing to it by any of such entities.

Credit Facilities — Restrictive Covenants

CCO Holdings Credit Facility

The CCO Holdings credit facility contains covenants that are substantially similar to the restrictive covenants for the CCO Holdings notes except that the leverage ratio is 5.50 to 1.0. The CCO Holdings credit facility contains provisions requiring mandatory loan prepayments under specific circumstances, including in connection with certain sales of assets, so long as the proceeds have not been reinvested in the business. The CCO Holdings credit facility permits CCO Holdings and its subsidiaries to make distributions to pay interest on the CCH II notes, the CCO Holdings notes, and the Charter Operating second-lien notes, provided that, among other things, no default has occurred and is continuing under the CCO Holdings credit facility.

Charter Operating Credit Facilities

The Charter Operating credit facilities contain representations and warranties, and affirmative and negative covenants customary for financings of this type. The financial covenants measure performance against standards set for leverage to be tested as of the end of each quarter. The Charter Operating credit facilities contain provisions requiring mandatory loan prepayments under specific circumstances, including in connection with certain sales of assets, so long as the proceeds have not been reinvested in the business. Additionally, the Charter Operating credit facilities provisions contain an allowance for restricted payments so long as the consolidated leverage ratio is no greater than 3.5 after giving pro forma effect to such restricted payment. The Charter Operating credit facilities permit Charter Operating and its subsidiaries to make distributions to pay interest on the currently outstanding subordinated and parent company indebtedness, provided that, among other things, no default has occurred and is continuing under the Charter Operating credit facilities

The events of default under the Charter Operating credit facilities include, among other things:

•	the failure to make payments when due or within the applicable grace period;

•
the failure to comply with specified covenants, including but not limited to a covenant to deliver audited financial statements for Charter Operating with an unqualified opinion from the Company’s independent accountants and without a “going concern” or like qualification or exception;

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

•
the failure to pay or the occurrence of events that cause or permit the acceleration of other indebtedness owing by CCO Holdings, Charter Operating, or Charter Operating’s subsidiaries in aggregate principal amounts in excess of $100 million; and

•
similar to provisions contained in the CCO Holdings notes and credit facility, the consummation of any change of control transaction resulting in any person or group having power, directly or indirectly, to vote more than 50% of the ordinary voting power for the management of Charter Operating on a fully diluted basis and the occurrence of a ratings event including a downgrade in the corporate family rating during a ratings decline period.

Limitations on Distributions

Distributions by the Company’s subsidiaries to a parent company for payment of principal on parent company notes are restricted under the indentures and credit facilities discussed above, unless there is no default under the applicable indenture and credit facilities, and unless each applicable subsidiary’s leverage ratio test is met at the time of such distribution. As of December 31, 2012, there was no default under any of these indentures or credit facilities. Distributions by Charter Operating for payment of principal on parent company notes are further restricted by the covenants in its credit facilities.

In addition to the limitation on distributions under the various indentures discussed above, distributions by the Company’s subsidiaries may only be made if they have “surplus” as defined in the Delaware Limited Liability Company Act.

Liquidity and Future Principal Payments

The Company continues to have significant amounts of debt, and its business requires significant cash to fund principal and interest payments on its debt, capital expenditures and ongoing operations. As set forth below, the Company has significant future principal payments beginning in 2013 and beyond. The Company continues to monitor the capital markets, and it expects to undertake refinancing transactions and utilize free cash flow and cash on hand to further extend or reduce the maturities of its principal obligations. The timing and terms of any refinancing transactions will be subject to market conditions.

Based upon outstanding indebtedness as of December 31, 2012, the amortization of term loans, and the maturity dates for all senior and subordinated notes, total future principal payments on the total borrowings under all debt agreements as of December 31, 2012, are as follows:

Year	Amount

2013	$260
2014	411
2015	98
2016	1,556
2017	1,655
Thereafter	8,957

$12,937

8.    Preferred Stock

On November 30, 2009, Charter issued approximately 5.5 million shares of 15% Pay-In-Kind Preferred Stock having an aggregate liquidation preference of $138 million to holders of Charter convertible notes (the “Preferred Stock”). Pursuant to the terms of the Preferred Stock, the Company was required to pay a dividend at an annual rate equal to 15% on the liquidation preference of the Preferred Stock. The liquidation preference of the Preferred Stock was $25 per share. On April 16, 2010, Charter redeemed all of the shares of the Preferred Stock for a redemption payment of $25.948 per share or a total redemption payment for all shares of approximately $143 million. The Preferred Stock was recorded at fair value with gains or losses recorded in other income (expense), net.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

9.    Treasury Stock

On March 22, 2011, the Company purchased, in a private transaction, 4.5 million shares of Charter’s Class A common stock from funds advised by Franklin Advisers, Inc.  The price paid was $46.10 per share for a total of $207 million.  The transaction was funded from existing cash on hand and available liquidity.

Under a repurchase program authorized by Charter’s board of directors in August 2011, 4.1 million shares of Charter’s Class A common stock and warrants to purchase Charter’s Class A common stock were purchased during the course of 2011 for a total of approximately $200 million. The average price per share paid was $48.48.

In December 2011, the Company purchased, in a private transaction with a shareholder, 750,000 shares at $55.18 for a total of $41 million. The Company received 700,668 of the shares prior to December 31, 2011, with 49,332 shares received in January 2012. In December 2011, the Company also entered into stock repurchase agreements for approximately 3.0 million shares of Charter's Class A common stock from funds advised by Oaktree Capital Management and approximately 2.2 million shares of Charter's Class A common stock from funds advised by Apollo Management Holdings. The price paid was $54.35 per share for a total of $163 million for the shares purchased from Oaktree Capital Management and $117 million for the shares purchased from Apollo Management Holdings.

During the years ended December 31, 2012, 2011 and 2010, the Company withheld 129,417, 141,175 and 176,475 shares, respectively, of its common stock in payment of $9 million, $7 million and $6 million, respectively, tax withholding owed by employees upon vesting of restricted shares.

In December 2011, Charter's board of directors approved the retirement of treasury stock and 14.8 million shares of treasury stock were retired as of December 31, 2011. The remaining 49,332 shares received in January 2012 were retired in January 2012.

In December 2012, Charter's board of directors approved the retirement of treasury stock and 129,417 shares of treasury stock were retired as of December 31, 2012.

These transactions were funded from existing cash on hand and available liquidity.  The Company accounted for treasury stock using the cost method and the treasury shares upon repurchase were reflected on the Company’s consolidated balance sheets as a component of total shareholders’ equity. Upon retirement, these treasury shares were allocated between additional paid-in capital and accumulated deficit based on the cost of original issue included in additional paid-in capital.

10.    Common Stock

Charter’s Class A common stock and Class B common stock are identical except with respect to certain voting, transfer and conversion rights. Holders of Class A common stock are entitled to one vote per share and the holder of Class B common stock was entitled to votes equaling 35% of the voting interests in Charter on a fully diluted basis. Charter Holdco membership units were exchangeable on a one-for-one basis for shares of Class A common stock.

As of December 31, 2010, Paul G. Allen ("Mr. Allen") held all 2,241,299 shares of Class B common stock of Charter. Pursuant to the terms of the Certificate of Incorporation of Charter, on January 18, 2011, the Disinterested Members of the Board of Directors of Charter caused a conversion of the shares of Class B common stock into shares of Class A common stock on a one-for-one basis.

Charter has outstanding 5.9 million warrants to purchase shares of Charter Class A common stock with an exercise price of $46.86 per share and 1.0 million warrants to purchase shares of Charter Class A common stock with an exercise price $51.28 per share, both of which expire on November 30, 2014. Charter also has outstanding 4.7 million warrants to purchase shares of Charter Class A common stock with an exercise price of $19.80 per share that expire on November 30, 2016 owned by Mr. Allen. The warrants were valued at approximately $90 million on November 30, 2009, using the Black-Scholes option-pricing model and are included in the accompanying balance sheets in total shareholders’ equity.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

The following table summarizes our shares outstanding for the three years ended December 31, 2012:

	Class A Common Stock	Class B Common Stock

BALANCE, December 31, 2009	112,576,872	2,241,299
CII exchange of Charter Holdco interest (see Note 16)	212,923	—
Restricted stock cancellations, net of issuances	(311,650)	—
Stock issuances from exercise of warrants	21	—
Stock issuances pursuant to employment agreements	16,000	—
Purchase of treasury stock (see Note 9)	(176,475)	—

BALANCE, December 31, 2010	112,317,691	2,241,299

Conversion of Class B common stock into Class A	2,241,299	(2,241,299)
Restricted stock issuances, net of cancellations	472,099	—
Option exercises	140,893	—
Stock issuances pursuant to employment agreements	7,000	—
Purchase of treasury stock (see Note 9)	(14,608,564)	—

BALANCE, December 31, 2011	100,570,418	—

Option exercises	370,715	—
Restricted stock issuances, net of cancellations	182,537	—
Stock issuances from exercise of warrants	179,850	—
Restricted stock unit vesting	51,476	—
Purchase of treasury stock (see Note 9)	(178,749)	—

BALANCE, December 31, 2012	101,176,247	—

11.     Accounting for Derivative Instruments and Hedging Activities

The Company uses interest rate swap agreements to manage its interest costs and reduce the Company’s exposure to increases in floating interest rates. The Company manages its exposure to fluctuations in interest rates by maintaining a mix of fixed and variable rate debt. Using interest rate swap agreements, the Company agrees to exchange, at specified intervals through 2017, the difference between fixed and variable interest amounts calculated by reference to agreed-upon notional principal amounts.

The Company does not hold or issue derivative instruments for speculative trading purposes. The Company has certain interest rate derivative instruments that have been designated as cash flow hedging instruments. Such instruments effectively convert variable interest payments on certain debt instruments into fixed payments. For qualifying hedges, realized derivative gains and losses offset related results on hedged items in the consolidated statements of operations. The Company formally documents, designates and assesses the effectiveness of transactions that receive hedge accounting.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

The effect of derivative instruments on the Company’s consolidated balance sheets is presented in the table below:

	December 31, 2012	December 31, 2011
Other long-term liabilities:
Fair value of interest rate derivatives designated as hedges	$67	$65

Accrued interest:
Fair value of interest rate derivatives designated as hedges	$8	$—

Accumulated other comprehensive loss:
Fair value of interest rate derivatives designated as hedges	$(75)	$(65)

Changes in the fair value of interest rate agreements that are designated as hedging instruments of the variability of cash flows associated with floating-rate debt obligations, and that meet effectiveness criteria are reported in accumulated other comprehensive loss. The amounts are subsequently reclassified as an increase or decrease to interest expense in the same periods in which the related interest on the floating-rate debt obligations affected earnings (losses).

The effects of derivative instruments on the Company’s consolidated statements of comprehensive loss and consolidated statements of operations is presented in the table below.

	Year Ended December 31,
	2012	2011	2010
Other comprehensive loss:
Loss on interest rate derivatives designated as hedges (effective portion)	$(10)	$(8)	$(57)
Net loss:
Amount of loss reclassified from accumulated other comprehensive loss into interest expense	$(36)	$(39)	$(27)

As of December 31, 2012 and 2011, the Company had $3.1 billion and $2.0 billion in notional amounts of interest rate swap agreements outstanding. The notional amounts of interest rate instruments do not represent amounts exchanged by the parties and, thus, are not a measure of exposure to credit loss. The amounts exchanged were determined by reference to the notional amount and the other terms of the contracts.

During the second quarter of 2012, the Company entered into $1.1 billion in delayed start interest rate swaps that become effective in March 2013 through March 2015.  In any future quarter in which a portion of these delayed start hedges first becomes effective, an equal or greater notional amount of the currently effective swaps are scheduled to mature.  Therefore, the $2.0 billion notional amount of currently effective interest rate swaps will gradually step down over time as current swaps mature and an equal or lesser amount of delayed start swaps become effective.

12.    Fair Value Measurements

Financial Assets and Liabilities

The Company has estimated the fair value of its financial instruments as of December 31, 2012 and 2011 using available market information or other appropriate valuation methodologies. Considerable judgment, however, is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented in the accompanying consolidated financial statements are not necessarily indicative of the amounts the Company would realize in a current market exchange.

The carrying amounts of cash and cash equivalents, receivables, payables and other current assets and liabilities approximate fair value because of the short maturity of those instruments.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

The estimated fair value of the Company’s debt at December 31, 2012 and 2011 are based on quoted market prices and is classified within Level 1 (defined below) of the valuation hierarchy.

A summary of the carrying value and fair value of the Company’s debt at December 31, 2012 and 2011 is as follows:

	December 31, 2012		December 31, 2011
	Carrying Value	Fair Value	Carrying Value	Fair Value
Debt
CCH II debt	$—	$—	$1,692	$1,713
CCO Holdings debt	$9,226	$9,933	$6,241	$6,630
Charter Operating debt	$—	$—	$833	$847
Credit facilities	$3,582	$3,695	$4,090	$4,193

The interest rate derivatives designated as hedges were valued as $75 million and $65 million liabilities as of December 31, 2012 and 2011, respectively, using a present value calculation based on an implied forward LIBOR curve (adjusted for Charter Operating’s or counterparties’ credit risk) and were classified within Level 2 (defined below) of the valuation hierarchy. The weighted average pay rate for the Company’s currently effective interest rate swaps was 2.25% at December 31, 2012 and 2011 (exclusive of applicable spreads).

The accounting guidance establishes a three-level hierarchy for disclosure of fair value measurements, based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date, as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Nonfinancial Assets and Liabilities

The Company’s nonfinancial assets such as franchises, property, plant, and equipment, and other intangible assets are not measured at fair value on a recurring basis; however they are subject to fair value adjustments in certain circumstances, such as when there is evidence that an impairment may exist.  No impairments were recorded in 2012, 2011 and 2010.

In 2011, the Company acquired cable systems for total cash consideration of approximately $89 million and the Company acquired cable systems valued at $16 million in a non-cash transaction in exchange for Company cable systems. The acquisitions were recorded by allocating the cost of the acquisitions to the assets acquired, including property, plant and equipment, franchises and customer relationships based on their estimated fair values at the acquisition dates. The excess of the cost of the acquisitions over the net amounts assigned to the fair value of the assets acquired was recorded as goodwill. The fair value inputs used for the acquired assets were classified as Level 3 within the fair value hierarchy.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

13.     Operating Costs and Expenses

Operating costs and expenses consist of the following for the years presented:

	Year Ended December 31,
	2012	2011	2010
Programming	$1,979	$1,872	$1,815
Franchise, regulatory and connectivity	369	359	367
Costs to service customers	1,363	1,268	1,262
Marketing	422	387	396
Other	727	678	646
	$4,860	$4,564	$4,486

Programming costs consist primarily of costs paid to programmers for basic, premium, digital, OnDemand, and pay-per-view programming. Franchise, regulatory and connectivity costs represent payments to franchise and regulatory authorities and costs directly related to providing Internet and telephone services. Costs to service customers include costs related to field operations, network operations and customer care including labor, reconnects, maintenance, billing, occupancy and vehicle costs. Marketing costs represents the costs of marketing to our current and potential commercial and residential customers including labor costs. Other includes bad debt and collections expense, corporate overhead, commercial and advertising sales expenses, property tax and insurance and stock compensation expense, among others.

14.     Other Operating Expenses, Net

Other operating expenses, net consist of the following for the years presented:

	Year Ended December 31,
	2012	2011	2010
(Gain)/loss on sale of assets, net	$(5)	$(4)	$9
Special charges, net	20	11	16
	$15	$7	$25

(Gain)/loss on sale of assets, net

(Gain)/loss on sale of assets represents the gain or loss recognized on the sales of fixed assets and cable systems.

Special charges, net

Special charges, net for the years ended December 31, 2012, 2011 and 2010 primarily includes severance charges as well as net amounts of litigation settlements.

15.     Stock Compensation Plans

Charter’s 2009 Stock Incentive Plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, dividend equivalent rights, performance units and performance shares, share awards, phantom stock, restricted stock units and restricted stock.  Directors, officers and other employees of the Company and its subsidiaries, as well as others performing consulting services for the Company, are eligible for grants under the 2009 Stock Incentive Plan. The 2009 Stock Incentive Plan allows for the issuance of up to 8 million shares of Charter Class A common stock (or units convertible into Charter Class A common stock).

Under the 2009 Stock Incentive Plan, stock options generally vest annually over four years from either the grant date or delayed vesting commencement dates. A portion of stock options and restricted stock vest based on achievement of stock price hurdles. Stock options generally expire ten years from the grant date. Restricted stock vests annually over a one to four-year period beginning

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

from the date of grant. Restricted stock units have no voting rights and vest ratably over four years from either the grant date or delayed vesting commencement dates. As of December 31, 2012, total unrecognized compensation remaining to be recognized in future periods totaled $50 million for stock options, $33 million for restricted stock and $17 million for restricted stock units and the weighted average period over which they are expected to be recognized is three years.

The Company recorded $50 million, $36 million and $26 million of stock compensation expense for the years ended December 31, 2012, 2011 and 2010, respectively, which is included in operating costs and expenses and other operating expenses, net.

A summary of the activity for the Company’s stock options for the years ended December 31, 2012, 2011 and 2010, is as follows (amounts in thousands, except per share data):

	Year Ended December 31,
	2012		2011		2010
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding, beginning of period	4,018	$49.53	1,431	$35.12	—	$—
Granted	813	$69.00	3,042	$54.30	1,461	$35.12
Exercised	(371)	$40.57	(141)	$35.38	—	$—
Canceled	(908)	$51.74	(314)	$36.40	(30)	$35.38
Outstanding, end of period	3,552	$54.35	4,018	$49.53	1,431	$35.12

Weighted average remaining contractual life	8	years	9	years	10	years

Options exercisable, end of period	469	$46.23	189	$34.92	—	$—

Weighted average fair value of options granted	$28.17		$23.03		$17.00

A summary of the activity for the Company’s restricted stock for the years ended December 31, 2012, 2011 and 2010, is as follows (amounts in thousands, except per share data):

	Year Ended December 31,
	2012		2011		2010
	Shares	Weighted Average Grant Price	Shares	Weighted Average Grant Price	Shares	Weighted Average Grant Price
Outstanding, beginning of period	1,115	$45.72	1,081	$34.81	1,920	$35.25
Granted	244	$60.48	669	$53.16	177	$32.23
Vested	(370)	$36.02	(438)	$34.98	(527)	$35.14
Canceled	(61)	$35.25	(197)	$34.98	(489)	$35.25
Outstanding, end of period	928	$54.16	1,115	$45.72	1,081	$34.81

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

No restricted stock units were granted in 2010. A summary of the activity for the Company’s restricted stock units for the years ended December 31, 2012 and 2011 is as follows (amounts in thousands, except per share data):

	Year Ended December 31,
	2012		2011
	Shares	Weighted Average Grant Price	Shares	Weighted Average Grant Price

Outstanding, beginning of period	273	$54.86	—	$—
Granted	142	$71.33	276	$54.87
Vested	(52)	$56.59	—	$—
Canceled	(36)	$54.47	(3)	$55.12
Outstanding, end of period	327	$61.79	273	$54.86

16.    Income Taxes

All of Charter’s operations are held through Charter Holdco and its direct and indirect subsidiaries. Charter Holdco and the majority of its subsidiaries are generally limited liability companies that are not subject to income tax. However, certain of these limited liability companies are subject to state income tax. In addition, the indirect subsidiaries that are corporations are subject to federal and state income tax. All of the remaining taxable income, gains, losses, deductions and credits of Charter Holdco are passed through to Charter and its direct subsidiaries.

On February 8, 2010, Charter acquired the remaining interests in Charter Holdco that it did not already own in a non-taxable transaction with a Paul Allen related entity, pursuant to an exchange agreement entered into in connection with the Plan, in exchange for 212,923 shares of Charter’s Class A common stock after which Charter Holdco became 100% owned by Charter. As a result of this transaction, Charter recorded the tax attributes previously attributed to the noncontrolling interest which increased net deferred tax liabilities by approximately $99 million. The $99 million is the result of an overall increase in the gross deferred tax liability of $221 million and a corresponding reduction of valuation allowance of $122 million. The combined net effects of this transaction were recorded in the financial statements as a $168 million reduction of additional paid-in capital and a $69 million reduction of income tax expense for the year ended December 31, 2010.

For the years ended December 31, 2012, 2011, and 2010, the Company recorded deferred income tax expense and benefits as shown below. The income tax expense is recognized primarily through increases in deferred tax liabilities related to our investment in Charter Holdco, as well as through current federal and state income tax expense and increases in the deferred tax liabilities of certain of our indirect corporate subsidiaries. The income tax benefits were realized through reductions in the deferred tax liabilities related to Charter’s investment in Charter Holdco, as well as the deferred tax liabilities of certain of Charter’s indirect corporate subsidiaries. The tax provision in future periods will vary based on current and future temporary differences, as well as future operating results.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Current and deferred income tax expense is as follows:

	Year Ended December 31,
	2012	2011	2010
Current expense:
Federal income taxes	$—	$—	$—
State income taxes	(7)	(9)	(8)
Current income tax expense	(7)	(9)	(8)

Deferred expense:
Federal income taxes	(223)	(258)	(263)
State income taxes	(27)	(32)	(24)
Deferred income tax expense	(250)	(290)	(287)

Total income tax expense	$(257)	$(299)	$(295)

The Company’s effective tax rate differs from that derived by applying the applicable federal income tax rate of 35% for the years ended December 31, 2012, 2011, and 2010, respectively, as follows:

	Year Ended December 31,
	2012	2011	2010

Statutory federal income taxes	$17	$24	$(20)
Statutory state income taxes, net	(7)	(9)	(8)
Nondeductible expenses	(6)	(5)	(4)
Change in valuation allowance	(264)	(312)	(248)
Changes in provision estimates	(1)	1	(23)
Other	4	2	8
Income tax expense	$(257)	$(299)	$(295)

For the years ended December 31, 2012, 2011, and 2010, the change in valuation allowance includes an increase of $4 million, $3 million, and $22 million, respectively, related to adjustments to cash flow hedges included in other comprehensive income, and 2010 also includes an increase of $50 million related to Charter’s investment in partnership interest.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

The tax effects of these temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2012 and 2011 are presented below.

	December 31,
	2012	2011
Deferred tax assets:
Goodwill	$199	$193
Investment in partnership	448	448
Loss carryforwards	3,145	3,069
Accrued and other	135	114
Total gross deferred tax assets	3,927	3,824
Less: valuation allowance	(2,851)	(2,587)
Deferred tax assets	$1,076	$1,237

Deferred tax liabilities:
Indefinite life intangibles	$(1,094)	$(838)
Other intangibles	(256)	(392)
Property, plant and equipment	(575)	(567)
Indirect corporate subsidiaries:
Indefinite life intangibles	(120)	(119)
Other	(132)	(145)
Deferred tax liabilities	(2,177)	(2,061)

Net deferred tax liabilities	$(1,101)	$(824)

Included in net deferred tax liabilities above is net current deferred assets of $21 million and $23 million as of December 31, 2012 and 2011, respectively, included in prepaid expenses and other current assets in the accompanying consolidated balance sheets of the Company. Net deferred tax liabilities included approximately $219 million and $221 million at December 31, 2012 and 2011, respectively, relating to certain indirect subsidiaries of Charter Holdco that file separate federal or state income tax returns.  The remainder of the Company's net deferred tax liability arose from Charter's investment in Charter Holdco, and was largely attributable to the characterization of franchises for financial reporting purposes as indefinite-lived.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized.  Due to the Company’s history of losses and the limitations imposed under Section 382 of the Code, discussed below, on Charter’s ability to use existing loss carryforwards in the future, valuation allowances have been established except for future taxable income that will result from the reversal of existing temporary differences for which deferred tax liabilities are recognized. Realization of deferred tax assets is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. The amount of the deferred tax assets considered realizable and, therefore, reflected in the consolidated balance sheet, would be increased at such time that it is more-likely-than-not future taxable income will be realized during the carryforward period. At the time this consideration is met, an adjustment to reverse some portion of the existing valuation allowance would result.

As of December 31, 2012, Charter and its indirect corporate subsidiaries had approximately $7.7 billion of federal tax net operating loss carryforwards, capital loss carryforwards and suspended losses resulting in a gross deferred tax asset of approximately $2.7 billion. Federal tax net operating and capital loss carryforwards expire in the years 2014 through 2032.  Federal suspended losses can generally be carried forward indefinitely. These losses resulted from the operations of Charter Holdco and its subsidiaries. In addition, as of December 31, 2012, Charter and its indirect corporate subsidiaries had state tax net operating loss carryforwards, capital loss carryforwards and suspended losses, resulting in a gross deferred tax asset (net of federal tax benefit) of approximately $252 million. State tax net operating and capital loss carryforwards generally expire in the years 2013 through 2032. State suspended losses can generally be carried forward indefinitely.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Upon emergence from bankruptcy, Charter experienced an “ownership change” as defined in Section 382 of the Code. Therefore, the use of Charter’s tax loss carryforwards is subject to certain limitations under Section 382. As of December 31, 2012, $3.7 billion of federal tax loss carryforwards are unrestricted and available for Charter’s immediate use, while approximately $3.6 billion of federal tax loss carryforwards are still subject to Section 382 restrictions. Pursuant to these restrictions, an aggregate of $932 million, in varying amounts from 2013 to 2014, and an additional $226 million annually over each of the next 12 years of federal tax loss carryforwards, should become unrestricted and available for Charter’s use. Those limitation amounts accumulate for future use to the extent they are not utilized in a given year. Charter’s state loss carryforwards are also subject to similar, but varying, restrictions on their future use. Charter’s indirect corporate subsidiaries are also subject to separate Section 382 limitations on the utilization of their net operating loss carryforwards. If the Company was to experience another “ownership change” in the future, its ability to use its loss carryforwards could be subject to further limitations.

In determining the Company’s tax provision for financial reporting purposes, the Company establishes a reserve for uncertain tax positions unless such positions are determined to be “more likely than not” of being sustained upon examination, based on their technical merits. There is considerable judgment involved in determining whether positions taken on the tax return are “more likely than not” of being sustained.  A reconciliation of the beginning and ending amount of unrecognized tax benefits included in other long-term liabilities in the accompanying consolidated balance sheets of the Company is as follows.

Balance at December 31, 2010	$224
Additions based on tax positions related to prior year	64
Reductions due to tax positions related to prior year	(60)

Balance at December 31, 2011	228
Additions based on tax positions related to prior year	1
Reductions due to tax positions related to prior year	(27)

Balance at December 31, 2012	$202

The Company's entire reserve for uncertain tax positions includes tax positions for which the ultimate deductibility is highly certain, but for which there is uncertainty about the character of the deductibility. Included in the balance at December 31, 2012 and 2011, are $26 million of net reductions and $4 million of net additions, respecitvely. The change in character of the deduction would not impact the annual effective tax rate after consideration of the valuation allowance. The deductions for the uncertain tax positions are included with the loss carryforwards in the deferred tax assets.

The Company anticipates that its existing reserves related to uncertain income tax positions as of December 31, 2012 may significantly decrease during the twelve-month period ending December 31, 2013; however, various events could cause the Company’s current expectations to change in the future. These uncertain tax positions, if ever recognized in the financial statements, would be recorded in the consolidated statement of operations as part of the income tax provision.

No tax years for Charter or Charter Holdco are currently under examination by the Internal Revenue Service.  Tax years ending 2009 through 2012 remain subject to examination and assessment. Years prior to 2009 remain open solely for purposes of examination of Charter’s loss and credit carryforwards.

17.    Related Party Transactions

The following sets forth certain transactions in which the Company and the directors, executive officers, and affiliates of the Company are involved or, in the case of the management arrangements, subsidiaries that are debt issuers that pay certain of their parent companies for services.

Charter is a party to management arrangements with Charter Holdco and certain of its subsidiaries. Under these agreements, Charter and Charter Holdco provide management services for the cable systems owned or operated by their subsidiaries. Costs associated with providing these services are charged directly to the Company’s operating subsidiaries and are included within operating costs and expenses in the accompanying consolidated statements of operations. Such costs totaled $247 million, $249 million, and $246 million for the years ended December 31, 2012, 2011, and 2010, respectively. All other costs incurred on behalf of Charter’s operating subsidiaries are considered a part of the management fee and are recorded as a component of operating costs and expenses, in the accompanying consolidated financial statements. The management fee charged to the Company’s operating subsidiaries

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

approximated the expenses incurred by Charter Holdco and Charter on behalf of the Company’s operating subsidiaries in 2012, 2011, and 2010.

Registration Rights Agreement

As part of the emergence from Chapter 11 bankruptcy in 2009, the Company agreed to a Registration Rights Agreement with certain holders of the Company's Class A common stock which required the Company to file a shelf-registration statement with the SEC to provide for a continuous secondary offering of the stock. The registration statement became effective in November 2010. The Registration Rights Agreement provided that any holder of securities that wished to sell stock under the existing shelf-registration statement must give the Company five business days notice that such holder wishes to sell and that the Company notify the other holders which were party to the Registration Rights Agreement.

In August 2012, the Company and the Company's three largest holders, Apollo Management, funds affiliated with Encore LLC and Oaktree Capital, amended the Registration Rights Agreement to provide for sales of shares of the Company's Class A common stock in a block trade through an underwriter and the related mechanics for block trades.  Because the amendment involved the Company and affiliates, it was deemed a related party transaction.  The amendment was considered and approved by the Audit Committee.  Charter received no compensation from entering into the amendment nor from any subsequent sales of shares.

Allen Agreement

As part of the emergence from Chapter 11 bankruptcy in 2009, Charter, Mr. Allen and CII entered into a separate restructuring agreement (as amended, the “Allen Agreement”), in settlement and compromise of their legal, contractual and equitable rights, claims and remedies against Charter and its subsidiaries. In addition to any amounts received by virtue of CII’s holding other claims against Charter and its subsidiaries, on the Effective Date, CII was issued 2.2 million shares of the new Charter Class B common stock and 35% (determined on a fully diluted basis) of the total voting power of all new capital stock of Charter.  Each share of new Charter Class B common stock was convertible, at the option of the holder or the Disinterested Members of the Board of Directors of Charter, into one share of new Charter Class A common stock, and was subject to significant restrictions on transfer and conversion.  Certain holders of new Charter Class A common stock (and securities convertible into or exercisable or exchangeable therefore) and new Charter Class B common stock received certain customary registration rights with respect to their shares.  Pursuant to the terms of the Certificate of Incorporation of Charter, on January 18, 2011, the Disinterested Members of the Board of Directors of Charter caused a conversion of the shares of Class B common stock, all held by Mr. Allen, into shares of Class A common stock on a one-for-one basis. As a result of such conversion, Mr. Allen no longer has the right to appoint four directors and the Class B directors became Class A directors. On January 18, 2011, directors William L. McGrath and Christopher M. Temple, both former Class B directors, resigned from Charter’s board of directors.

Stock Repurchases

See “Note 9. Treasury Stock” for the description of Charter’s purchase of shares of its Class A common stock from Franklin Advisers, Inc., Oaktree Capital Management and Apollo Management Holdings. At the time of the purchase, funds advised by Franklin Advisers, Inc., Oaktree Capital Management and Apollo Management Holdings beneficially held more than 10% of Charter’s Class A common stock.

18.    Commitments and Contingencies

Commitments

The following table summarizes the Company’s payment obligations as of December 31, 2012 for its contractual obligations.

	Total	2013	2014	2015	2016	2017	Thereafter
Contractual Obligations
Capital and Operating Lease Obligations (1)	$125	$32	$28	$21	$17	13	$14
Programming Minimum Commitments (2)	521	146	94	98	95	88	—
Other (3)	648	507	118	23	—	—	—
Total	$1,294	$685	$240	$142	$112	$101	$14

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

(1)
The Company leases certain facilities and equipment under noncancelable operating leases. Leases and rental costs charged to expense for the years ended December 31, 2012, 2011 and 2010 were $28 million, $27 million, $28 million, respectively.

(2)
The Company pays programming fees under multi-year contracts ranging from three to ten years, typically based on a flat fee per customer, which may be fixed for the term, or may in some cases escalate over the term. Programming costs included in the accompanying statement of operations were $2.0 billion, $1.9 billion, and $1.8 billion for the years ended December 31, 2012, 2011, and 2010 respectively. Certain of the Company’s programming agreements are based on a flat fee per month or have guaranteed minimum payments. The table sets forth the aggregate guaranteed minimum commitments under the Company’s programming contracts.

(3)	“Other” represents other guaranteed minimum commitments, which consist primarily of commitments to the Company's customer premise equipment vendors and billing services vendors.

The following items are not included in the contractual obligation table due to various factors discussed below. However, the Company incurs these costs as part of its operations:

•
The Company rents utility poles used in its operations. Generally, pole rentals are cancelable on short notice, but the Company anticipates that such rentals will recur. Rent expense incurred for pole rental attachments for the years ended December 31, 2012, 2011, and 2010 was $47 million, $49 million, and $50 million, respectively.

•
The Company pays franchise fees under multi-year franchise agreements based on a percentage of revenues generated from video service per year. The Company also pays other franchise related costs, such as public education grants, under multi-year agreements. Franchise fees and other franchise-related costs included in the accompanying statement of operations were $176 million, $174 million, and $178 million for the years ended December 31, 2012, 2011, and 2010 respectively.

•	The Company also has $67 million in letters of credit, primarily to its various worker’s compensation, property and casualty, and general liability carriers, as collateral for reimbursement of claims.
Litigation

On March 27, 2009, Charter filed a Chapter 11 petition in the United States Bankruptcy Court for the Southern District of New York. On November 17, 2009, the Bankruptcy Court issued its Order and Opinion confirming the Plan over the objections of various objectors. Charter consummated the Plan on November 30, 2009.

Two appeals are pending relating to confirmation of the Plan, the appeals by (i) Law Debenture Trust Company of New York (“LDT”) (as the Trustee with respect to the $479 million in aggregate principal amount of 6.50% convertible senior notes due 2027 issued by Charter which are no longer outstanding following consummation of the Plan and the holders of which already received distributions of approximately $168 million pursuant to the Plan); and (ii) R2 Investments, LDC (“R2 Investments”) (a former equity interest holder in Charter). The appeals by LDT and R2 Investments were denied by the District Court for the Southern District of New York in March 2011. On August 31, 2012, the 2nd Circuit Court of Appeals unanimously affirmed the district court's decision holding that R2 Investments and LDT's appeals are equitably moot. Thereafter, R2 Investments and LDT sought a rehearing en banc with the 2nd Circuit which was denied. On January 10, 2013, R2 Investments and LDT filed a petition for a writ of certiorari with the United States Supreme Court, asking that court to review the 2nd Circuit's decision claiming there is a split among the circuit Courts regarding the equitable mootness principle that the Supreme Court should resolve. The Company continues to vigorously contest this matter although it cannot predict the ultimate outcome of this lawsuit nor can it reasonably estimate a range of possible loss.

The Company is also a defendant or co-defendant in several lawsuits claiming infringement of various patents relating to various aspects of its businesses.  Other industry participants are also defendants in certain of these cases. In the event that a court ultimately determines that the Company infringes on any intellectual property rights, the Company may be subject to substantial damages and/or an injunction that could require the Company or its vendors to modify certain products and services the Company offers to its subscribers, as well as negotiate royalty or license agreements with respect to the patents at issue.  While the Company believes the lawsuits are without merit and intends to defend the actions vigorously, no assurance can be given that any adverse outcome would not be material to the Company's consolidated financial condition, results of operations, or liquidity. The Company cannot predict the outcome of any such claims nor can it reasonably estimate a range of possible loss.

The Company is party to lawsuits and claims that arise in the ordinary course of conducting its business, including lawsuits claiming violation of anti-trust laws and violation of wage and hour laws. The ultimate outcome of these other legal matters pending against

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

the Company cannot be predicted, and although such lawsuits and claims are not expected individually to have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity, such lawsuits could have, in the aggregate, a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity. Whether or not the Company ultimately prevails in any particular lawsuit or claim, litigation can be time consuming and costly and injure the Company's reputation.

Regulation in the Cable Industry

The operation of a cable system is extensively regulated by the Federal Communications Commission (“FCC”), some state governments and most local governments. The FCC has the authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities used in connection with cable operations. The Telecommunications Act of 1996 altered the regulatory structure governing the nation’s communications providers. It removed barriers to competition in both the cable television market and the telephone market. Among other things, it reduced the scope of cable rate regulation and encouraged additional competition in the video programming industry by allowing telephone companies to provide video programming in their own telephone service areas. Future legislative and regulatory changes could adversely affect the Company’s operations.

19.    Employee Benefit Plan

The Company’s employees may participate in the Charter Communications, Inc. 401(k) Plan. Employees that qualify for participation can contribute up to 50% of their salary, on a pre-tax basis, subject to a maximum contribution limit as determined by the Internal Revenue Service. Each payroll period, the Company will contribute to the 401(k) Plan the total amount of the salary reduction the employee elects to defer between 1% and 50%. The Company’s matching contribution is discretionary with the intent that any contribution be based on performance metrics used in its other bonus and incentive plans. The discretionary performance contribution is made on an annual basis (instead of on a per pay period basis).  Each participant who makes before-tax contributions and is employed on the last day of the fiscal year receives a portion of the discretionary performance contribution, if any, on a pro rata basis. The Company divides each participant’s before-tax contributions for the year (up to 5% of eligible earnings, excluding catch-up contributions) by the total employee contributions (up to 5% of eligible earnings, excluding catch-up contributions) for the year to determine each participant’s share of any discretionary performance contribution. The Company made contributions to the 401(k) plan totaling $6 million and $7 million for the years ended December 31, 2011 and 2010, respectively, and expects to make contributions to the 401(k) plan totaling $8 million for the year ended December 31, 2012.

Effective January 1, 2013, the Company's matching contribution will be equal to 50% of the amount of the salary reduction the participant elects to defer (up to 6% of the participant’s eligible compensation), excluding any catch-up contributions and will be paid by the Company on a per pay period basis.

20.    Recently Issued Accounting Standards

In July 2012, the FASB issued ASU 2012-02, Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment ("ASU 2012-02"). ASU 2012-02 permits an entity to make a qualitative assessment to determine whether it is more likely than not that an indefinite-lived intangible asset, other than goodwill, is impaired. This standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The Company adopted ASU 2012-02 with its 2012 annual impairment testing. The adoption of ASU 2012-02 did not have a material impact on its consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

21.    Unaudited Quarterly Financial Data

The following table presents quarterly data for the periods presented on the consolidated statement of operations:

	Year Ended December 31, 2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Revenues	$1,827	$1,884	$1,880	$1,913
Income from operations	$230	$269	$211	$206
Net loss	$(94)	$(83)	$(87)	$(40)

Loss per common share:
Basic and diluted	$(0.95)	$(0.84)	$(0.87)	$(0.41)

Weighted average common shares outstanding:
Basic and diluted	99,432,960	99,496,755	99,694,672	100,003,344

	Year Ended December 31, 2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Revenues	$1,770	$1,791	$1,809	$1,834
Income from operations	$269	$270	$237	$265
Net loss	$(110)	$(107)	$(85)	$(67)

Loss per common share:
Basic and diluted	$(0.97)	$(0.98)	$(0.79)	$(0.63)

Weighted average common shares outstanding:
Basic and diluted	113,224,303	109,265,876	108,420,169	105,503,936

22.     Consolidating Schedules

The CCO Holdings notes and the CCO Holdings credit facility are obligations of CCO Holdings. However, the CCO Holdings notes are also jointly, severally, fully and unconditionally guaranteed on an unsecured senior basis by Charter.

The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10, Financial Statements of Guarantors and Affiliates Whose Securities Collateralize an Issue Registered or Being Registered. This information is not intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with generally accepted accounting principles.

Condensed consolidating financial statements as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 follow.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Charter Communications, Inc.
Condensed Consolidating Balance Sheet
As of December 31, 2012
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1	$—	$—	$6	$—	$7
Restricted cash and cash equivalents	—	—	—	27	—	27
Accounts receivable, net	1	3	—	230	—	234
Receivables from related party	59	176	11	—	(246)	—
Prepaid expenses and other current assets	19	8	—	38	—	65
Total current assets	80	187	11	301	(246)	333

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	—	32	—	7,174	—	7,206
Franchises	—	—	—	5,287	—	5,287
Customer relationships, net	—	—	—	1,424	—	1,424
Goodwill	—	—	—	953	—	953
Total investment in cable properties, net	—	32	—	14,838	—	14,870

CC VIII PREFERRED INTEREST	104	242	—	—	(346)	—
INVESTMENT IN SUBSIDIARIES	1,081	269	9,485	—	(10,835)	—
LOANS RECEIVABLE – RELATED PARTY	—	309	359	—	(668)	—
OTHER NONCURRENT ASSETS	—	163	118	115	—	396
Total assets	$1,265	$1,202	$9,973	$15,254	$(12,095)	$15,599

LIABILITIES AND SHAREHOLDERS’/MEMBER’S EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$12	$121	$146	$945	$—	$1,224
Payables to related party	—	—	—	246	(246)	—
Total current liabilities	12	121	146	1,191	(246)	1,224

LONG-TERM DEBT	—	—	9,558	3,250	—	12,808
LOANS PAYABLE – RELATED PARTY	—	—	—	668	(668)	—
DEFERRED INCOME TAXES	902	—	—	220	—	1,122
OTHER LONG-TERM LIABILITIES	202	—	—	94	—	296

Shareholders’/Member’s equity	149	1,081	269	9,485	(10,835)	149
Noncontrolling interest	—	—	—	346	(346)	—
Total shareholders’/member’s equity	149	1,081	269	9,831	(11,181)	149

Total liabilities and shareholders’/member’s equity	$1,265	$1,202	$9,973	$15,254	$(12,095)	$15,599

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Charter Communications, Inc.
Condensed Consolidating Balance Sheet
As of December 31, 2011
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$—	$—	$2	$—	$—	$2
Restricted cash and cash equivalents	—	—	—	27	—	27
Accounts receivable, net	—	4	—	264	—	268
Receivables from related party	58	184	7	—	(249)	—
Prepaid expenses and other current assets	21	17	—	22	—	60
Total current assets	79	205	9	313	(249)	357

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	—	33	—	6,864	—	6,897
Franchises	—	—	—	5,288	—	5,288
Customer relationships, net	—	—	—	1,704	—	1,704
Goodwill	—	—	—	954	—	954
Total investment in cable properties, net	—	33	—	14,810	—	14,843

CC VIII PREFERRED INTEREST	91	213	—	—	(304)	—
INVESTMENT IN SUBSIDIARIES	1,102	2,094	8,623	—	(11,819)	—
LOANS RECEIVABLE – RELATED PARTY	—	299	37	—	(336)	—
OTHER NONCURRENT ASSETS	—	162	90	149	—	401
Total assets	$1,272	$3,006	$8,759	$15,272	$(12,708)	$15,601

LIABILITIES AND SHAREHOLDERS’/MEMBER’S EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$12	$208	$98	$839	$—	$1,157
Payables to related party	—	—	—	249	(249)	—
Total current liabilities	12	208	98	1,088	(249)	1,157

LONG-TERM DEBT	—	1,692	6,567	4,597	—	12,856
LOANS PAYABLE – RELATED PARTY	—	—	—	336	(336)	—
DEFERRED INCOME TAXES	624	—	—	223	—	847
OTHER LONG-TERM LIABILITIES	227	4	—	101	—	332

Shareholders’/Member’s equity	409	1,102	2,094	8,623	(11,819)	409
Noncontrolling interest	—	—	—	304	(304)	—
Total shareholders’/member’s equity	409	1,102	2,094	8,927	(12,123)	409

Total liabilities and shareholders’/member’s equity	$1,272	$3,006	$8,759	$15,272	$(12,708)	$15,601

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Operations
For the year ended December 31, 2012
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated

REVENUES	$24	$159	$—	$7,504	$(183)	$7,504

COSTS AND EXPENSES:
Operating costs and expenses (excluding depreciation and amortization)	24	159	—	4,860	(183)	4,860
Depreciation and amortization	—	—	—	1,713	—	1,713
Other operating expenses, net	—	—	—	15	—	15
	24	159	—	6,588	(183)	6,588
Income from operations	—	—	—	916	—	916

OTHER INCOME AND (EXPENSES):
Interest expense, net	—	(103)	(541)	(263)	—	(907)
Gain (loss) on extinguishment of debt	—	46	—	(101)	—	(55)
Other expense, net	—	—	—	(1)	—	(1)
Equity in income (loss) of subsidiaries	(63)	(35)	506	—	(408)	—
	(63)	(92)	(35)	(365)	(408)	(963)
Income (loss) before income taxes	(63)	(92)	(35)	551	(408)	(47)

INCOME TAX EXPENSE	(254)	—	—	(3)	—	(257)

Consolidated net income (loss)	(317)	(92)	(35)	548	(408)	(304)

Less: Net (income) loss – noncontrolling interest	13	29	—	(42)	—	—

Net income (loss)	$(304)	$(63)	$(35)	$506	$(408)	$(304)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Operations
For the year ended December 31, 2011
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated

REVENUES	$33	$124	$—	$7,204	$(157)	$7,204

COSTS AND EXPENSES:
Operating costs and expenses (excluding depreciation and amortization)	33	124	—	4,564	(157)	4,564
Depreciation and amortization	—	—	—	1,592	—	1,592
Other operating expenses, net	—	—	—	7	—	7
	33	124	—	6,163	(157)	6,163
Income from operations	—	—	—	1,041	—	1,041

OTHER INCOME AND (EXPENSES):
Interest expense, net	—	(191)	(381)	(391)	—	(963)
Loss on extinguishment of debt	—	(6)	—	(137)	—	(143)
Other expense, net	—	—	—	(5)	—	(5)
Equity in income (loss) of subsidiaries	(87)	82	463	—	(458)	—
	(87)	(115)	82	(533)	(458)	(1,111)
Income (loss) before income taxes	(87)	(115)	82	508	(458)	(70)

INCOME TAX EXPENSE	(295)	(1)	—	(3)	—	(299)

Consolidated net income (loss)	(382)	(116)	82	505	(458)	(369)

Less: Net (income) loss – noncontrolling interest	13	29	—	(42)	—	—

Net income (loss)	$(369)	$(87)	$82	$463	$(458)	$(369)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Operations
For the year ended December 31, 2010
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated

REVENUES	$33	$118	$—	$7,059	$(151)	$7,059

COSTS AND EXPENSES:
Operating costs and expenses (excluding depreciation and amortization)	33	118	—	4,486	(151)	4,486
Depreciation and amortization	—	—	—	1,524	—	1,524
Other operating expenses, net	—	—	—	25	—	25
	33	118	—	6,035	(151)	6,035
Income from operations	—	—	—	1,024	—	1,024

OTHER INCOME AND (EXPENSES):
Interest expense, net	—	(195)	(142)	(540)	—	(877)
Loss on extinguishment of debt	—	—	(17)	(68)	—	(85)
Other expense, net	2	—	—	(6)	—	(4)
Equity in income (loss) of subsidiaries	25	194	353	—	(572)	—
	27	(1)	194	(614)	(572)	(966)
Income (loss) before income taxes	27	(1)	194	410	(572)	58

INCOME TAX EXPENSE	(275)	—	—	(20)	—	(295)

Consolidated net income (loss)	(248)	(1)	194	390	(572)	(237)

Less: Net (income) loss – noncontrolling interest	11	26	—	(37)	—	—

Net income (loss)	$(237)	$25	$194	$353	$(572)	$(237)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Comprehensive Income (Loss)
For the year ended December 31, 2012
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
Consolidated net income (loss)	$(317)	$(92)	$(35)	$548	$(408)	$(304)
Changes in fair value of interest rate swap agreements, net of tax	—	—	—	(10)	—	(10)
Comprehensive income (loss)	$(317)	$(92)	$(35)	$538	$(408)	$(314)

Charter Communications, Inc.
Condensed Consolidating Statement of Comprehensive Income (Loss)
For the year ended December 31, 2011
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
Consolidated net income (loss)	$(382)	$(116)	$82	$505	$(458)	$(369)
Changes in fair value of interest rate swap agreements, net of tax	—	—	—	(8)	—	(8)
Comprehensive income (loss)	$(382)	$(116)	$82	$497	$(458)	$(377)

Charter Communications, Inc.
Condensed Consolidating Statement of Comprehensive Income (Loss)
For the year ended December 31, 2010
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
Consolidated net income (loss)	$(248)	$(1)	$194	$390	$(572)	$(237)
Changes in fair value of interest rate swap agreements, net of tax	—	—	—	(57)	—	(57)
Comprehensive income (loss)	$(248)	$(1)	$194	$333	$(572)	$(294)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Cash Flows
For the year ended December 31, 2012
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(317)	$(92)	$(35)	$548	$(408)	$(304)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	—	—	—	1,713	—	1,713
Noncash interest expense	—	(23)	18	50	—	45
(Gain) loss on extinguishment of debt	—	(46)	—	101	—	55
Deferred income taxes	252	—	—	(2)	—	250
Equity in (income) losses of subsidiaries	63	35	(506)	—	408	—
Other, net	—	—	—	45	—	45
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(1)	1	—	34	—	34
Prepaid expenses and other assets	2	8	—	(18)	—	(8)
Accounts payable, accrued liabilities and other	—	(87)	47	86	—	46
Receivables from and payables to related party	(1)	(1)	(11)	13	—	—
Net cash flows from operating activities	(2)	(205)	(487)	2,570	—	1,876

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	—	—	—	(1,745)	—	(1,745)
Change in accrued expenses related to capital expenditures	—	—	—	13	—	13
Sales of cable systems	—	—	—	19	—	19
Contribution to subsidiary	(14)	(71)	(2,330)	—	2,415	—
Distributions from subsidiary	12	1,891	2,014	—	(3,917)	—
Other, net	—	—	—	(24)	—	(24)
Net cash flows from investing activities	(2)	1,820	(316)	(1,737)	(1,502)	(1,737)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	—	2,984	2,846	—	5,830
Repayments of long-term debt	—	(1,621)	—	(4,280)	—	(5,901)
Borrowings (payments) loans payable - related parties	—	—	(314)	314	—	—
Payment for debt issuance costs	—	—	(39)	(14)	—	(53)
Purchase of treasury stock	(11)	—	—	—	—	(11)
Contributions from parent	—	84	1	2,330	(2,415)	—
Distributions to parent	—	(72)	(1,831)	(2,014)	3,917	—
Other, net	16	(6)	—	(9)	—	1
Net cash flows from financing activities	5	(1,615)	801	(827)	1,502	(134)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1	—	(2)	6	—	5
CASH AND CASH EQUIVALENTS, beginning of period	—	—	2	—	—	2
CASH AND CASH EQUIVALENTS, end of period	$1	$—	$—	$6	$—	$7

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Cash Flows
For the year ended December 31, 2011
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(382)	$(116)	$82	$505	$(458)	$(369)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	—	—	—	1,592	—	1,592
Noncash interest expense	—	(38)	20	52	—	34
Loss on extinguishment of debt	—	6	—	137	—	143
Deferred income taxes	294	—	—	(4)	—	290
Equity in (income) losses of subsidiaries	87	(82)	(463)	—	458	—
Other, net	—	—	—	33	—	33
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	—	(5)	—	(19)	—	(24)
Prepaid expenses and other assets	1	(1)	—	1	—	1
Accounts payable, accrued liabilities and other	1	(16)	58	(6)	—	37
Receivables from and payables to related party	(1)	—	(7)	8	—	—
Net cash flows from operating activities	—	(252)	(310)	2,299	—	1,737

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	—	—	—	(1,311)	—	(1,311)
Change in accrued expenses related to capital expenditures	—	—	—	57	—	57
Purchases of cable systems	—	—	—	(88)	—	(88)
Contribution to subsidiary	—	—	(2,837)	—	2,837	—
Distributions from subsidiary	528	4,956	650	—	(6,134)	—
Other, net	—	—	—	(24)	—	(24)
Net cash flows from investing activities	528	4,956	(2,187)	(1,366)	(3,297)	(1,366)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	—	3,640	1,849	—	5,489
Repayments of long-term debt	—	(332)	—	(4,740)	—	(5,072)
Borrowings (payments) loans payable - related parties	—	—	223	(223)	—	—
Payment for debt issuance costs	—	—	(54)	(8)	—	(62)
Purchase of treasury stock	(533)	(200)	—	—	—	(733)
Contributions from parent	—	—	—	2,837	(2,837)	—
Distributions to parent	—	(4,173)	(1,311)	(650)	6,134	—
Other, net	5	(2)	—	2	—	5
Net cash flows from financing activities	(528)	(4,707)	2,498	(933)	3,297	(373)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	—	(3)	1	—	—	(2)
CASH AND CASH EQUIVALENTS, beginning of period	—	3	1	—	—	4
CASH AND CASH EQUIVALENTS, end of period	$—	$—	$2	$—	$—	$2

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012, 2011 AND 2010
(dollars in millions, except share or per share data or where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Cash Flows
For the year ended December 31, 2010
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(248)	$(1)	$194	$390	$(572)	$(237)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	—	—	—	1,524	—	1,524
Noncash interest expense	—	(35)	12	97	—	74
Loss on extinguishment of debt	—	—	15	66	—	81
Deferred income taxes	275	—	—	12	—	287
Equity in (income) losses of subsidiaries	(25)	(194)	(353)	—	572	—
Other, net	(2)	2	—	34	—	34
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	—	—	—	1	—	1
Prepaid expenses and other assets	(2)	4	—	20	—	22
Accounts payable, accrued liabilities and other	—	70	31	41	—	142
Receivables from and payables to related party	(18)	(37)	(14)	69	—	—
Net cash flows from operating activities	(20)	(191)	(115)	2,254	—	1,928

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	—	—	—	(1,209)	—	(1,209)
Change in accrued expenses related to capital expenditures	—	—	—	8	—	8
Contribution to subsidiary	(45)	(82)	(1,697)	—	1,824	—
Distributions from subsidiary	6	208	251	—	(465)	—
Loans to subsidiaries	—	(30)	—	—	30	—
Other, net	—	—	—	31	—	31
Net cash flows from investing activities	(39)	96	(1,446)	(1,170)	1,389	(1,170)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	—	2,600	515	—	3,115
Repayments of long-term debt	—	—	(826)	(3,526)	—	(4,352)
Repayment of preferred stock	(138)	—	—	—	—	(138)
Payment for debt issuance costs	—	—	(45)	(31)	—	(76)
Purchase of treasury stock	(6)	—	—	—	—	(6)
Contributions from parent	—	122	5	1,697	(1,824)	—
Distributions to parent	—	(42)	(172)	(251)	465	—
Borrowings from parent	—	—	—	30	(30)	—
Other, net	—	—	—	(6)	—	(6)
Net cash flows from financing activities	(144)	80	1,562	(1,572)	(1,389)	(1,463)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(203)	(15)	1	(488)	—	(705)
CASH AND CASH EQUIVALENTS, beginning of period	203	18	—	488	—	709
CASH AND CASH EQUIVALENTS, end of period	$—	$3	$1	$—	$—	$4

23.     Subsequent Events

In February 2013, the Company entered into a definitive agreement under which it will acquire Cablevision Systems Corporation's former Bresnan cable systems, known as Optimum West, for approximately $1.6 billion in cash. Optimum West manages cable operating systems in Colorado, Montana, Wyoming and Utah. Charter Operating has obtained a commitment from two financial institutions to provide a $1.5 billion term loan to fund a portion of the purchase price. The transaction is expected to close in the third quarter of 2013.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions, except share data)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$65	$7
Restricted cash and cash equivalents	27	27
Accounts receivable, less allowance for doubtful accounts of $13 and $14, respectively	208	234
Prepaid expenses and other current assets	74	65
Total current assets	374	333

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net of accumulated
depreciation of $3,968 and $3,563, respectively	7,259	7,206
Franchises	5,287	5,287
Customer relationships, net	1,359	1,424
Goodwill	953	953
Total investment in cable properties, net	14,858	14,870

OTHER NONCURRENT ASSETS	407	396

Total assets	$15,639	$15,599

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,290	$1,224
Total current liabilities	1,290	1,224
LONG-TERM DEBT	12,816	12,808
DEFERRED INCOME TAXES	1,279	1,122
OTHER LONG-TERM LIABILITIES	125	296

SHAREHOLDERS’ EQUITY:
Class A common stock; $.001 par value; 900 million shares authorized;
101,310,068 and 101,176,247 shares issued, respectively	—	—
Class B common stock; $.001 par value; 25 million shares authorized;
no shares issued and outstanding	—	—
Preferred stock; $.001 par value; 250 million shares authorized;
no shares issued and outstanding	—	—
Additional paid-in capital	1,632	1,616
Accumulated deficit	(1,434)	(1,392)
Treasury stock at cost; 59,113 and 0 shares, respectively	(5)	—
Accumulated other comprehensive loss	(64)	(75)
Total shareholders’ equity	129	149

Total liabilities and shareholders’ equity	$15,639	$15,599

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share and share data)
Unaudited

	Three Months Ended March 31,
	2013	2012
REVENUES	$1,917	$1,827

COSTS AND EXPENSES:
Operating costs and expenses (excluding depreciation and amortization)	1,258	1,186
Depreciation and amortization	425	408
Other operating expenses, net	11	3
	1,694	1,597
Income from operations	223	230

OTHER EXPENSES:
Interest expense, net	(210)	(237)
Loss on extinguishment of debt	(42)	(15)
Loss on derivative instruments, net	(3)	—
Other expense, net	(1)	(1)
	(256)	(253)
Loss before income taxes	(33)	(23)
Income tax expense	(9)	(71)
Net loss	$(42)	$(94)

LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.42)	$(0.95)

Weighted average common shares outstanding, basic and diluted	100,327,418	99,432,960

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(dollars in millions)
Unaudited

	Three Months Ended March 31,
	2013	2012
Net loss	$(42)	$(94)
Net impact of gains on interest rate derivative instruments, net of tax	11	1
Comprehensive loss	$(31)	$(93)

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
Unaudited

	Three Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42)	$(94)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	425	408
Noncash interest expense	13	14
Loss on extinguishment of debt	42	15
Loss on derivative instruments, net	3	—
Deferred income taxes	2	70
Other, net	12	11
Changes in operating assets and liabilities:
Accounts receivable	26	40
Prepaid expenses and other assets	(16)	(8)
Accounts payable, accrued expenses and other	76	(2)
Net cash flows from operating activities	541	454

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(412)	(340)
Change in accrued expenses related to capital expenditures	(11)	(12)
Other, net	(9)	(13)
Net cash flows from investing activities	(432)	(365)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	1,315	1,469
Repayments of long-term debt	(1,355)	(1,539)
Payments for debt issuance costs	(12)	(10)
Purchase of treasury stock	(5)	(3)
Other, net	6	(4)
Net cash flows from financing activities	(51)	(87)

NET INCREASE IN CASH AND CASH EQUIVALENTS	58	2
CASH AND CASH EQUIVALENTS, beginning of period	7	2
CASH AND CASH EQUIVALENTS, end of period	$65	$4

CASH PAID FOR INTEREST	$120	$216

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

1.    Organization and Basis of Presentation

Organization

Charter Communications, Inc. (“Charter”) is a holding company whose principal asset is a 100% common equity interest in Charter Communications Holding Company, LLC (“Charter Holdco”). Charter owns cable systems through its subsidiaries, which are collectively, with Charter, referred to herein as the “Company.” All significant intercompany accounts and transactions among consolidated entities have been eliminated.

The Company is a cable operator providing services in the United States. The Company offers to residential and commercial customers traditional cable video programming, Internet services, and telephone services, as well as advanced video services such as Charter OnDemand™, high definition television, and digital video recorder (“DVR”) service. The Company sells its cable video programming, Internet, telephone, and advanced video services primarily on a subscription basis. The Company also sells local advertising on cable networks and on the Internet and provides fiber connectivity to cellular towers.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and footnote disclosures typically included in Charter's Annual Report on Form 10-K have been condensed or omitted for this quarterly report. The accompanying condensed consolidated financial statements are unaudited and are subject to review by regulatory authorities. However, in the opinion of management, such financial statements include all adjustments, which consist of only normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. Interim results are not necessarily indicative of results for a full year.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant judgments and estimates include capitalization of labor and overhead costs; depreciation and amortization costs; impairments of property, plant and equipment, intangibles and goodwill; income taxes; contingencies and programming expense. Actual results could differ from those estimates.

Restricted cash and cash equivalents on the accompanying condensed consolidated balance sheets consist of amounts held in an escrow account pending final resolution from the Bankruptcy Court. See Note 12. In April 2013, the restrictions on the cash and cash equivalents were resolved.

2.    Franchises, Goodwill and Other Intangible Assets

As of March 31, 2013 and December 31, 2012, indefinite lived and finite-lived intangible assets are presented in the following table:

	March 31, 2013			December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Indefinite-lived intangible assets:
Franchises	$5,287	$—	$5,287	$5,287	$—	$5,287
Goodwill	953	—	953	953	—	953
Trademarks	158	—	158	158	—	158
	$6,398	$—	$6,398	$6,398	$—	$6,398
Finite-lived intangible assets:
Customer relationships	$2,368	$1,009	$1,359	$2,368	$944	$1,424
Other intangible assets	115	32	83	105	29	76
	$2,483	$1,041	$1,442	$2,473	$973	$1,500

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Amortization expense related to customer relationships and other intangible assets for the three months ended March 31, 2013 and 2012 was $68 million and $74 million, respectively.

The Company expects amortization expense on its finite-lived intangible assets will be as follows.

Nine months ended December 31, 2013	$202
2014	244
2015	217
2016	191
2017	164
Thereafter	424

$1,442

Actual amortization expense in future periods could differ from these estimates as a result of new intangible asset acquisitions or divestitures, changes in useful lives, impairments and other relevant factors.

3.    Accounts Payable and Accrued Liabilities

Accounts payable and accrued expenses consist of the following as of March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012
Accounts payable – trade	$89	$107
Accrued capital expenditures	145	156
Deferred revenue	81	81
Accrued expenses:
Interest	238	155
Programming costs	335	323
Franchise related fees	48	52
Compensation	105	145
Other	249	205
	$1,290	$1,224

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

4.    Long-Term Debt

Long-term debt consists of the following as of March 31, 2013 and December 31, 2012:

	March 31, 2013		December 31, 2012
	Principal Amount	Accreted Value	Principal Amount	Accreted Value
CCO Holdings, LLC:
7.250% senior notes due October 30, 2017	$1,000	$1,000	$1,000	$1,000
7.875% senior notes due April 30, 2018	900	900	900	900
7.000% senior notes due January 15, 2019	1,400	1,392	1,400	1,392
8.125% senior notes due April 30, 2020	700	700	700	700
7.375% senior notes due June 1, 2020	750	750	750	750
5.250% senior notes due March 15, 2021	500	500	—	—
6.500% senior notes due April 30, 2021	1,500	1,500	1,500	1,500
6.625% senior notes due January 31, 2022	750	747	750	746
5.250% senior notes due September 30, 2022	1,250	1,239	1,250	1,238
5.125% senior notes due February 15, 2023	1,000	1,000	1,000	1,000
5.750% senior notes due September 1, 2023	500	500	—	—
Credit facility due September 6, 2014	350	334	350	332
Charter Communications Operating, LLC:
Credit facilities	2,298	2,254	3,337	3,250
Long-Term Debt	$12,898	$12,816	$12,937	$12,808

The accreted values presented above represent the principal amount of the debt less the original issue discount at the time of sale, plus the accretion to the balance sheet date. However, the amount that is currently payable if the debt becomes immediately due is equal to the principal amount of the debt. The Company has availability under its credit facilities of approximately $800 million as of March 31, 2013.

In January 2012, CCO Holdings, LLC ("CCO Holdings") and CCO Holdings Capital Corp. closed on transactions in which they issued $750 million aggregate principal amount of 6.625% senior notes due 2022. The notes were issued at a price of 99.5% of the aggregate principal amount. The net proceeds of the notes were used, along with a draw on the $500 million delayed draw portion of the Charter Communications Operating, LLC ("Charter Operating") term loan A facility, to repurchase $300 million aggregate principal amount of Charter Operating's outstanding 8.000% senior second-lien notes due 2012, $294 million aggregate principal amount of Charter Operating's 10.875% senior second-lien notes due 2014 and $334 million aggregate principal amount of CCH II, LLC's ("CCH II") 13.500% senior notes due 2016, as well as to repay amounts outstanding under the Company's revolving credit facility. The tender offers closed in January and February 2012 and the Company recorded a loss on extinguishment of debt of approximately $15 million on this transaction for the three months ended March 31, 2012.

In March 2013, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $500 million aggregate principal amount of 5.25% senior notes due 2021 (the "2021 Notes") and $500 million aggregate principal amount of 5.750% senior notes due 2023 (the "2023 Notes") (collectively, the "Notes"). The proceeds from the notes were used for repaying amounts outstanding under the Charter Operating term loan C facility. The Company recorded a loss on extinguishment of debt of approximately $42 million for the three months ended March 31, 2013 related to these transactions.

The Notes are guaranteed by Charter.  They are senior debt obligations of CCO Holdings and CCO Holdings Capital Corp and rank equally with all other current and future unsecured, unsubordinated obligations of CCO Holdings and CCO Holdings Capital Corp.  The Notes are structurally subordinated to all obligations of subsidiaries of CCO Holdings, including the Charter Operating credit facilities.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

CCO Holdings may redeem some or all of the Notes at any time at a premium.  The optional redemption price declines to 100% of the respective series' principal amount, plus accrued and unpaid interest, if any, on or after varying dates in 2016 through 2019 (in regards to the 2021 Notes) or 2018 through 2021 (in regards to the 2023 Notes).

In addition, at any time prior to March 15, 2016 (in regards to the 2021 Notes) or March 1, 2016 (in regards to the 2023 Notes), CCO Holdings may redeem up to 35% of the aggregate principal amount of the notes at a redemption price at a premium plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings (as defined in the indenture); provided that certain conditions are met.

In the event of specified change of control events, CCO Holdings must offer to purchase the outstanding Notes from the holders at a purchase price equal to 101% of the total principal amount of the notes, plus any accrued and unpaid interest.

In March 2013, Charter Operating entered into an amendment of its credit agreement.  The amendments to the existing credit agreement included, among other things, eliminating the $7.5 billion cap on the incurrence of first lien debt; and eliminating the requirement for providing Charter Operating financial statements and instead allowing for Charter financial statements with consolidating information.

5.    Treasury Stock

In January 2012, the Company purchased, in a private transaction with a shareholder, 49,332 shares of its common stock at $55.18 for a total of $3 million. These shares were retired in January 2012.

During the three months ended March 31, 2013 and 2012, the Company withheld 59,113 and 5,358 shares, respectively, of its common stock in payment of income tax withholding owed by employees upon vesting of restricted shares. The Company accounts for treasury stock using the cost method and includes treasury stock as a component of total shareholders' equity.

6.     Accounting for Derivative Instruments and Hedging Activities

The Company uses interest rate derivative instruments to manage its interest costs and reduce the Company’s exposure to increases in floating interest rates. The Company manages its exposure to fluctuations in interest rates by maintaining a mix of fixed and variable rate debt. Using interest rate derivative instruments, the Company agrees to exchange, at specified intervals through 2017, the difference between fixed and variable interest amounts calculated by reference to agreed-upon notional principal amounts.

The Company does not hold or issue derivative instruments for speculative trading purposes. The Company, until de-designating in the three months ended March 31, 2013, had certain interest rate derivative instruments that were designated as cash flow hedging instruments for GAAP purposes. Such instruments effectively converted variable interest payments on certain debt instruments into fixed payments. For qualifying hedges, realized derivative gains and losses offset related results on hedged items in the condensed consolidated statements of operations. The Company formally documented, designated and assessed the effectiveness of transactions that received hedge accounting.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

The effect of interest rate derivative instruments on the Company’s condensed consolidated balance sheets is presented in the table below:

	March 31, 2013	December 31, 2012
Other long-term liabilities:
Fair value of interest rate derivatives designated as hedges	$—	$67
Fair value of interest rate derivatives not designated as hedges	$53	$—

Accrued interest:
Fair value of interest rate derivatives designated as hedges	$—	$8
Fair value of interest rate derivatives not designated as hedges	$14	$—

Accumulated other comprehensive loss:
Fair value of interest rate derivatives designated as hedges	$—	$(75)
Fair value of interest rate derivatives not designated as hedges	$(64)	$—

Changes in the fair value of interest rate derivative instruments that were designated as hedging instruments of the variability of cash flows associated with floating-rate debt obligations, and that met effectiveness criteria were reported in accumulated other comprehensive loss. The amounts were subsequently reclassified as an increase or decrease to interest expense in the same periods in which the related interest on the floating-rate debt obligations affected earnings (losses).

Due to repayment of variable rate credit facility debt without a LIBOR floor, certain interest rate derivative instruments were de-designated as cash flow hedges during the three months ended March 31, 2013, as they no longer met the criteria for cash flow hedging specified by GAAP. In addition, on March 31, 2013, the remaining interest rate derivative instruments that continued to be highly effective cash flow hedges for GAAP purposes were electively de-designated. On the date of de-designation, the Company completed a final measurement test for each interest rate derivative instrument to determine any ineffectiveness and such amount was reclassified from accumulated other comprehensive loss into loss on derivative instruments, net in the Company's condensed consolidated statements of operations. While these interest rate derivative instruments are no longer designated as cash flow hedges for accounting purposes, management continues to believe such instruments are closely correlated with the respective debt, thus managing associated risk. Interest rate derivative instruments not designated as hedges are marked to fair value, with the impact recorded in loss on derivative instruments, net in the Company's condensed consolidated statements of operations. The balance that remains in accumulated other comprehensive loss for these interest rate derivative instruments will be amortized over the respective lives of the contracts and recorded as a loss on derivative instruments, net in the Company's condensed consolidated statements of operations. The estimated net amount of existing losses that are reported in accumulated other comprehensive loss as of March 31, 2013 that is expected to be reclassified into earnings within the next twelve months is approximately $30 million.

The effects of interest rate derivative instruments on the Company’s condensed consolidated statements of operations is presented in the table below.

	Three Months Ended March 31,
	2013	2012
Loss on derivative instruments, net:
Change in fair value of interest rate derivative instruments not designated as cash flow hedges	$1	$—
Loss reclassified from accumulated other comprehensive loss into earnings as a result of cash flow hedge discontinuance	$(4)	$—

Interest expense:
Amount of loss reclassified from accumulated other comprehensive loss into interest expense	$(10)	$(8)

As of March 31, 2013 and December 31, 2012, the Company had $2.7 billion and $3.1 billion in notional amounts of interest rate derivative instruments outstanding. This includes $900 million in delayed start interest rate derivative instruments that become effective in September 2013 through March 2015.  In any future quarter in which a portion of these delayed start interest rate

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

derivative instruments first becomes effective, an equal or greater notional amount of the currently effective interest rate derivative instruments are scheduled to mature.  Therefore, the $1.8 billion notional amount of currently effective interest rate derivative instruments will gradually step down over time as current interest rate derivative instruments mature and an equal or lesser amount of delayed start interest rate derivative instruments become effective.

The notional amounts of interest rate instruments do not represent amounts exchanged by the parties and, thus, are not a measure of exposure to credit loss. The amounts exchanged were determined by reference to the notional amount and the other terms of the contracts.

7.    Fair Value Measurements

The accounting guidance establishes a three-level hierarchy for disclosure of fair value measurements, based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date, as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Financial Assets and Liabilities

The Company has estimated the fair value of its financial instruments as of March 31, 2013 and December 31, 2012 using available market information or other appropriate valuation methodologies. Considerable judgment, however, is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented in the accompanying condensed consolidated financial statements are not necessarily indicative of the amounts the Company would realize in a current market exchange.

The carrying amounts of cash and cash equivalents, receivables, payables and other current assets and liabilities approximate fair value because of the short maturity of those instruments.

The estimated fair value of the Company’s debt at March 31, 2013 and December 31, 2012 are based on quoted market prices and is classified within Level 1 of the valuation hierarchy.

A summary of the carrying value and fair value of the Company’s debt at March 31, 2013 and December 31, 2012 is as follows:

	March 31, 2013		December 31, 2012
	Carrying Value	Fair Value	Carrying Value	Fair Value
Debt
CCO Holdings debt	$10,228	$10,769	$9,226	$9,933
Credit facilities	$2,588	$2,648	$3,582	$3,695

The interest rate derivative instruments were valued as $67 million and $75 million liabilities as of March 31, 2013 and December 31, 2012, respectively, using a present value calculation based on an implied forward LIBOR curve (adjusted for Charter Operating’s or counterparties’ credit risk) and were classified within Level 2 of the valuation hierarchy. The weighted average pay rate for the Company’s currently effective interest rate derivative instruments was 2.26% and 2.25% at March 31, 2013 and December 31, 2012, respectively (exclusive of applicable spreads).

Nonfinancial Assets and Liabilities

The Company’s nonfinancial assets such as franchises, property, plant, and equipment, and other intangible assets are not measured at fair value on a recurring basis; however they are subject to fair value adjustments in certain circumstances, such as when there is evidence that an impairment may exist.  No impairments were recorded during the three months ended March 31, 2013 and 2012.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

8.     Operating Costs and Expenses

Operating costs and expenses consist of the following for the years presented:

	Three Months Ended March 31,
	2013	2012
Programming	$515	$491
Franchise, regulatory and connectivity	92	92
Costs to service customers	363	327
Marketing	108	112
Other	180	164
	$1,258	$1,186

Programming costs consist primarily of costs paid to programmers for basic, premium, digital, OnDemand, and pay-per-view programming. Franchise, regulatory and connectivity costs represent payments to franchise and regulatory authorities and costs directly related to providing Internet and telephone services. Costs to service customers include residential and commercial costs related to field operations, network operations and customer care including labor, reconnects, maintenance, billing, occupancy and vehicle costs. Marketing costs represents the costs of marketing to our current and potential commercial and residential customers including labor costs. Other includes bad debt and collections expense, corporate overhead, commercial and advertising sales expenses, property tax and insurance and stock compensation expense, among others.

9.     Other Operating Expenses, Net

Other operating expenses, net consist of the following for the years presented:

	Three Months Ended March 31,
	2013	2012
Loss on sale of assets, net	$1	$1
Special charges, net	10	2
	$11	$3

Loss on sale of assets, net

Loss on sale of assets represents the loss recognized on the sales of fixed assets and cable systems.

Special charges, net

Special charges, net for the three months ended March 31, 2013 and 2012 primarily include severance charges, and in 2013, also includes net amounts of litigation settlements.

10.    Income Taxes

All of Charter’s operations are held through Charter Holdco and its direct and indirect subsidiaries. Charter Holdco and the majority of its subsidiaries are generally limited liability companies that are not subject to income tax. However, certain of these limited liability companies are subject to state income tax. In addition, the indirect subsidiaries that are corporations are subject to federal and state income tax. All of the remaining taxable income, gains, losses, deductions and credits of Charter Holdco are passed through to Charter and its direct subsidiaries.

For the three months ended March 31, 2013 and 2012, the Company recorded $9 million and $71 million of income tax expense, respectively. The income tax expense is recognized primarily through increases in deferred tax liabilities related to our investment in Charter Holdco, as well as through current federal and state income tax expense and increases in the deferred tax liabilities of certain of our indirect corporate subsidiaries. Income tax expense for the three months ended March 31, 2013 decreased compared

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

to the corresponding prior period, primarily as a result of a step-up in basis of indefinite-lived assets for tax, but not GAAP purposes, which decreased the Company's net deferred tax liability related to indefinite-lived assets by $55 million.

The step-up for tax purposes corresponds to gains recognized by corporate subsidiaries of Charter, which are partners in Charter Holdco, and resulted from the repayment of Charter Operating credit facility debt with proceeds from the CCO Holdings notes issued in March 2013, see Note 4. The repayment of Charter Operating credit facility debt, which is not guaranteed by Charter with proceeds from the Notes, which are guaranteed by Charter, had the effect of reducing the amount of debt allocable to the non-guarantor corporate subsidiaries of Charter. For partnership tax purposes, the reduction in the amount of non-guaranteed debt available to allocate to these corporate subsidiaries caused them to recognize gains due to limited basis in their partnership interests in Charter Holdco. The tax provision in future periods will vary based on various factors including changes in its deferred tax liabilities attributable to indefinite-lived intangibles, as well as future operating results, however the Company does not anticipate having such a large reduction in tax expense attributable to this item unless it enters into similar future financing transactions.

As of March 31, 2013 and December 31, 2012, the Company had net deferred income tax liabilities of approximately $1.3 billion and $1.1 billion, respectively. Included in net deferred tax liabilities are net current deferred assets of $13 million and $21 million as of March 31, 2013 and December 31, 2012, respectively, included in prepaid expenses and other current assets in the accompanying condensed consolidated balance sheets of the Company. Net deferred tax liabilities included approximately $219 million at March 31, 2013 and December 31, 2012, relating to certain indirect subsidiaries of Charter Holdco that file separate federal or state income tax returns.  The remainder of the Company's net deferred tax liability arose from Charter's investment in Charter Holdco, and was largely attributable to the characterization of franchises for financial reporting purposes as indefinite-lived.

In determining the Company’s tax provision for financial reporting purposes, the Company establishes a reserve for uncertain tax positions unless such positions are determined to be “more likely than not” of being sustained upon examination, based on their technical merits. There is considerable judgment involved in determining whether positions taken on the tax return are “more likely than not” of being sustained.  A reconciliation of the beginning and ending amount of unrecognized tax benefits included in other long-term liabilities in the accompanying consolidated balance sheets of the Company is as follows:

Balance at December 31, 2012	202
Reductions due to tax positions related to prior year	(163)
Balance at March 31, 2013	$39

The Company's entire reserve for uncertain tax positions includes tax positions for which the ultimate deductibility is highly certain, but for which there is uncertainty about the character of the deductibility. Included in the balance at March 31, 2013 are $163 million of net reductions related to losses which would be offset by gains discussed above. The change in character of the deduction would not impact the annual effective tax rate after consideration of the valuation allowance. The deductions for the uncertain tax positions are included with the loss carryforwards in the deferred tax assets.

In March 2013, Charter announced that Liberty Media had entered into an agreement with certain selling shareholders to acquire a 27% beneficial interest in Charter. Liberty Media completed its purchase on May 1, 2013. Upon closing, Charter experienced a second “ownership change” as defined in Section 382 of the Internal Revenue Code resulting in a second set of limitations on Charter’s use of its existing federal and state net operating losses, capital losses, and tax credit carryforwards. The historical ownership change limitations that applied as a result of our emergence from bankruptcy in 2009 will also continue to apply. The primary driver of the size of the additional Section 382 limitations will be Charter’s equity value as measured primarily by the trading price of its publicly traded common stock at closing of the transaction. Based on the trading price of Charter’s common stock on May 1, 2013, the Company expects to continue to have the ability to use its loss carryforwards in the future.
In general, a corporation that experiences an ownership change is subject to an annual limitation on the use of its pre-change net operating losses, with such annual limitation equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate published by the Internal Revenue Service (“IRS”). This annual limit becomes available for each of up to 20 years following the ownership change. In addition to the annual limitation amount, a corporation, such as Charter, with net unrealized built-in gains, may increase its Section 382 limitation by the amount of its recognized built-in gains in the five years following the ownership change, as provided in IRS Notice 2003-65 and potentially through the sale of assets with built-in gains. The additional Section 382 limitations will limit the immediate availability of Charter’s pre-change net operating loss carryforwards, however Charter believes the annual and recognized built-in gains limitations will, over time, allow Charter’s net operating loss carryforwards to become fully available to offset future taxable income, if any.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

No tax years for Charter or Charter Holdco are currently under examination by the IRS.  Tax years ending 2009 through 2012 remain subject to examination and assessment. Years prior to 2009 remain open solely for purposes of examination of Charter’s loss and credit carryforwards.

11.     Related Party Transactions

Cartus Corporation ("Cartus") provides relocation services for the Company's employees. Cartus is a subsidiary of Realogy Holdings Corp. ("Realogy"). Apollo Management, L.P. holds a 45% interest in Realogy. The amounts paid to Cartus include relocation expenses paid for the relocation of employees and a fee per employee relocated. For the three months ended March 31, 2013 and 2012 and year ended December 31, 2012, the Company paid Cartus $2 million, $0.3 million and $3 million, respectively.

12.     Contingencies

On March 27, 2009, Charter filed a Chapter 11 petition in the United States Bankruptcy Court for the Southern District of New York. On November 17, 2009, the Bankruptcy Court issued its Order and Opinion confirming the Joint Plan of Reorganization (the "Plan") over the objections of various objectors. Charter consummated the Plan on November 30, 2009.

Two appeals were pending relating to confirmation of the Plan, the appeals by (i) Law Debenture Trust Company of New York (“LDT”) (as the Trustee with respect to the $479 million in aggregate principal amount of 6.50% convertible senior notes due 2027 issued by Charter which are no longer outstanding following consummation of the Plan and the holders of which already received distributions of approximately $168 million pursuant to the Plan); and (ii) R2 Investments, LDC (“R2 Investments”) (a former equity interest holder in Charter). On January 10, 2013, R2 Investments and LDT filed a petition for a writ of certiorari with the United States Supreme Court, asking that court to review the 2nd Circuit's decision. On April 29, 2013, the Supreme Court issued its order that the writ of certiorari has been denied.

The Company is also a defendant or co-defendant in several lawsuits claiming infringement of various patents relating to various aspects of its businesses.  Other industry participants are also defendants in certain of these cases. In the event that a court ultimately determines that the Company infringes on any intellectual property rights, the Company may be subject to substantial damages and/or an injunction that could require the Company or its vendors to modify certain products and services the Company offers to its subscribers, as well as negotiate royalty or license agreements with respect to the patents at issue.  While the Company believes the lawsuits are without merit and intends to defend the actions vigorously, no assurance can be given that any adverse outcome would not be material to the Company's consolidated financial condition, results of operations, or liquidity. The Company cannot predict the outcome of any such claims nor can it reasonably estimate a range of possible loss.

The Company is party to lawsuits and claims that arise in the ordinary course of conducting its business, including lawsuits claiming violation of wage and hour laws. The ultimate outcome of these other legal matters pending against the Company cannot be predicted, and although such lawsuits and claims are not expected individually to have a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity, such lawsuits could have, in the aggregate, a material adverse effect on the Company’s consolidated financial condition, results of operations or liquidity. Whether or not the Company ultimately prevails in any particular lawsuit or claim, litigation can be time consuming and costly and injure the Company's reputation.

13.     Stock Compensation Plans

Charter’s 2009 Stock Incentive Plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, dividend equivalent rights, performance units and performance shares, share awards, phantom stock, restricted stock units and restricted stock.  Directors, officers and other employees of the Company and its subsidiaries, as well as others performing consulting services for the Company, are eligible for grants under the 2009 Stock Incentive Plan.

During the three months ended March 31, 2013 and 2012, the Company granted 102,500 and 6,000 stock options, respectively. Stock options generally vest annually over four years from either the grant date or delayed vesting commencement dates. Stock options generally expire ten years from the grant date. The Company did not issue any restricted stock during the three months ended March 31, 2013 and 2012. Restricted stock vests annually over a one to four-year period beginning from the date of grant. A portion of stock options and restricted stock vest based on achievement of stock price hurdles. During the three months ended March 31, 2013 and 2012, the Company granted 26,200 and 15,500 restricted stock units, respectively. Restricted stock units have no voting rights and vest ratably over four years from either the grant date or delayed vesting commencement dates. As of March 31,

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

2013, total unrecognized compensation remaining to be recognized in future periods totaled $47 million for stock options, $29 million for restricted stock and $17 million for restricted stock units and the weighted average period over which they are expected to be recognized is three years for stock options, two years for restricted stock and three years for restricted stock units.

The Company recorded $11 million of stock compensation expense for each of the three months ended March 31, 2013 and 2012 which is included in operating costs and expenses.

14.     Consolidating Schedules

The CCO Holdings notes and the CCO Holdings credit facility are obligations of CCO Holdings. However, the CCO Holdings notes are also jointly, severally, fully and unconditionally guaranteed on an unsecured senior basis by Charter.

The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10, Financial Statements of Guarantors and Affiliates Whose Securities Collateralize an Issue Registered or Being Registered. This information is not intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with generally accepted accounting principles.

Condensed consolidating financial statements as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012 follow.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Balance Sheet
As of March 31, 2013
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8	$1	$1	$55	$—	$65
Restricted cash and cash equivalents	—	—	—	27	—	27
Accounts receivable, net	1	7	—	200	—	208
Receivables from related party	44	155	3	—	(202)	—
Prepaid expenses and other current assets	12	9	—	53	—	74
Total current assets	65	172	4	335	(202)	374

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	—	32	—	7,227	—	7,259
Franchises	—	—	—	5,287	—	5,287
Customer relationships, net	—	—	—	1,359	—	1,359
Goodwill	—	—	—	953	—	953
Total investment in cable properties, net	—	32	—	14,826	—	14,858

CC VIII PREFERRED INTEREST	107	250	—	—	(357)	—
INVESTMENT IN SUBSIDIARIES	1,064	242	10,526	—	(11,832)	—
LOANS RECEIVABLE – RELATED PARTY	—	318	368	—	(686)	—
OTHER NONCURRENT ASSETS	—	163	128	116	—	407

Total assets	$1,236	$1,177	$11,026	$15,277	$(13,077)	$15,639

LIABILITIES AND SHAREHOLDERS’/MEMBER’S EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$9	$108	$222	$951	$—	$1,290
Payables to related party	—	—	—	202	(202)	—
Total current liabilities	9	108	222	1,153	(202)	1,290

LONG-TERM DEBT	—	—	10,562	2,254	—	12,816
LOANS PAYABLE – RELATED PARTY	—	—	—	686	(686)	—
DEFERRED INCOME TAXES	1,059	—	—	220	—	1,279
OTHER LONG-TERM LIABILITIES	39	5	—	81	—	125

Shareholders’/Member’s equity	129	1,064	242	10,526	(11,832)	129
Noncontrolling interest	—	—	—	357	(357)	—
Total shareholders’/member’s equity	129	1,064	242	10,883	(12,189)	129
Total liabilities and shareholders’/member’s equity	$1,236	$1,177	$11,026	$15,277	$(13,077)	$15,639

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Balance Sheet
As of December 31, 2012
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1	$—	$—	$6	$—	$7
Restricted cash and cash equivalents	—	—	—	27	—	27
Accounts receivable, net	1	3	—	230	—	234
Receivables from related party	59	176	11	—	(246)	—
Prepaid expenses and other current assets	19	8	—	38	—	65
Total current assets	80	187	11	301	(246)	333

INVESTMENT IN CABLE PROPERTIES:
Property, plant and equipment, net	—	32	—	7,174	—	7,206
Franchises	—	—	—	5,287	—	5,287
Customer relationships, net	—	—	—	1,424	—	1,424
Goodwill	—	—	—	953	—	953
Total investment in cable properties, net	—	32	—	14,838	—	14,870

CC VIII PREFERRED INTEREST	104	242	—	—	(346)	—
INVESTMENT IN SUBSIDIARIES	1,081	269	9,485	—	(10,835)	—
LOANS RECEIVABLE – RELATED PARTY	—	309	359	—	(668)	—
OTHER NONCURRENT ASSETS	—	163	118	115	—	396

Total assets	$1,265	$1,202	$9,973	$15,254	$(12,095)	$15,599

LIABILITIES AND SHAREHOLDERS’/MEMBER’S EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$12	$121	$146	$945	$—	$1,224
Payables to related party	—	—	—	246	(246)	—
Total current liabilities	12	121	146	1,191	(246)	1,224

LONG-TERM DEBT	—	—	9,558	3,250	—	12,808
LOANS PAYABLE – RELATED PARTY	—	—	—	668	(668)	—
DEFERRED INCOME TAXES	902	—	—	220	—	1,122
OTHER LONG-TERM LIABILITIES	202	—	—	94	—	296

Shareholders’/Member’s equity	149	1,081	269	9,485	(10,835)	149
Noncontrolling interest	—	—	—	346	(346)	—
Total shareholders’/member’s equity	149	1,081	269	9,831	(11,181)	149
Total liabilities and shareholders’/member’s equity	$1,265	$1,202	$9,973	$15,254	$(12,095)	$15,599

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Operations
For the three months ended March 31, 2013
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
REVENUES	$5	$46	$—	$1,917	$(51)	$1,917

COSTS AND EXPENSES:
Operating costs and expenses (excluding depreciation and amortization)	5	46	—	1,258	(51)	1,258
Depreciation and amortization	—	—	—	425	—	425
Other operating expenses, net	—	—	—	11	—	11
	5	46	—	1,694	(51)	1,694
Income from operations	—	—	—	223	—	223

OTHER INCOME (EXPENSES):
Interest income (expense), net	—	2	(164)	(48)	—	(210)
Loss on extinguishment of debt	—	—	—	(42)	—	(42)
Loss on derivative instruments, net	—	—	—	(3)	—	(3)
Other expense, net	—	—	—	(1)	—	(1)
Equity in income (loss) of subsidiaries	(37)	(47)	117	—	(33)	—
	(37)	(45)	(47)	(94)	(33)	(256)
Income (loss) before income taxes	(37)	(45)	(47)	129	(33)	(33)

INCOME TAX EXPENSE	(8)	—	—	(1)	—	(9)

Consolidated net income (loss)	(45)	(45)	(47)	128	(33)	(42)

Less: Net (income) loss – noncontrolling interest	3	8	—	(11)	—	—

Net income (loss)	$(42)	$(37)	$(47)	$117	$(33)	$(42)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Operations
For the three months ended March 31, 2012
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
REVENUES	$6	$36	$—	$1,827	$(42)	$1,827

COSTS AND EXPENSES:
Operating costs and expenses (excluding depreciation and amortization)	6	36	—	1,186	(42)	1,186
Depreciation and amortization	—	—	—	408	—	408
Other operating expenses, net	—	—	—	3	—	3
	6	36	—	1,597	(42)	1,597
Income from operations	—	—	—	230	—	230

OTHER INCOME (EXPENSES):
Interest expense, net	—	(34)	(127)	(76)	—	(237)
Loss on extinguishment of debt	—	(6)	—	(9)	—	(15)
Other expense, net	—	—	—	(1)	—	(1)
Equity in income (loss) of subsidiaries	(28)	6	133	—	(111)	—
	(28)	(34)	6	(86)	(111)	(253)
Income (loss) before income taxes	(28)	(34)	6	144	(111)	(23)

INCOME TAX EXPENSE	(69)	—	—	(2)	—	(71)

Consolidated net income (loss)	(97)	(34)	6	142	(111)	(94)

Less: Net (income) loss – noncontrolling interest	3	6	—	(9)	—	—

Net income (loss)	$(94)	$(28)	$6	$133	$(111)	$(94)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Comprehensive Income (Loss)
For the three months ended March 31, 2013
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated

Consolidated net income (loss)	$(45)	$(45)	$(47)	$128	$(33)	$(42)
Net impact of gains on interest rate derivative instruments, net of tax	—	—	—	11	—	11
Comprehensive income (loss)	$(45)	$(45)	$(47)	$139	$(33)	$(31)

Charter Communications, Inc.
Condensed Consolidating Statement of Comprehensive Income (Loss)
For the three months ended March 31, 2012
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated

Consolidated net income (loss)	$(97)	$(34)	$6	$142	$(111)	$(94)
Net impact of gains on interest rate derivative instruments, net of tax	—	—	—	1	—	1
Comprehensive income (loss)	$(97)	$(34)	$6	$143	$(111)	$(93)

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Cash Flows
For the three months ended March 31, 2013
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(45)	$(45)	$(47)	$128	$(33)	$(42)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	—	—	—	425	—	425
Noncash interest expense	—	—	6	7	—	13
Loss on extinguishment of debt	—	—	—	42	—	42
Loss on derivative instruments, net	—	—	—	3	—	3
Deferred income taxes	2	—	—	—	—	2
Equity in (income) losses of subsidiaries	37	47	(117)	—	33	—
Other, net	—	—	—	12	—	12
Changes in operating assets and liabilities:
Accounts receivable	—	(4)	—	30	—	26
Prepaid expenses and other assets	—	—	—	(16)	—	(16)
Accounts payable, accrued expenses and other	(2)	(10)	76	12	—	76
Receivables from and payables to related party	15	13	(1)	(27)	—	—
Net cash flows from operating activities	7	1	(83)	616	—	541

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	—	—	—	(412)	—	(412)
Change in accrued expenses related to capital expenditures	—	—	—	(11)	—	(11)
Contribution to subsidiary	—	—	(988)	—	988	—
Distributions from subsidiary	—	—	84	—	(84)	—
Other, net	—	—	—	(9)	—	(9)
Net cash flows from investing activities	—	—	(904)	(432)	904	(432)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	—	1,000	315	—	1,315
Repayments of long-term debt	—	—	—	(1,355)	—	(1,355)
Payments for debt issuance costs	—	—	(12)	—	—	(12)
Purchase of treasury stock	(5)	—	—	—	—	(5)
Contributions from parent	—	—	—	988	(988)	—
Distributions to parent	—	—	—	(84)	84	—
Other, net	5	—	—	1	—	6
Net cash flows from financing activities	—	—	988	(135)	(904)	(51)

NET INCREASE IN CASH AND CASH EQUIVALENTS	7	1	1	49	—	58
CASH AND CASH EQUIVALENTS, beginning of period	1	—	—	6	—	7
CASH AND CASH EQUIVALENTS, end of period	$8	$1	$1	$55	$—	$65

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

Charter Communications, Inc.
Condensed Consolidating Statement of Cash Flows
For the three months ended March 31, 2012
	Charter	Intermediate Holding Companies	CCO Holdings	Charter Operating and Subsidiaries	Eliminations	Charter Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$(97)	$(34)	$6	$142	$(111)	$(94)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	—	—	—	408	—	408
Noncash interest expense	—	(8)	6	16	—	14
Loss on extinguishment of debt	—	6	—	9	—	15
Deferred income taxes	70	—	—	—	—	70
Equity in (income) losses of subsidiaries	28	(6)	(133)	—	111	—
Other, net	(1)	1	(1)	12	—	11
Changes in operating assets and liabilities:
Accounts receivable	—	—	—	40	—	40
Prepaid expenses and other assets	1	11	—	(20)	—	(8)
Accounts payable, accrued expenses and other	(5)	(109)	73	39	—	(2)
Receivables from and payables to related party	4	39	(2)	(41)	—	—
Net cash flows from operating activities	—	(100)	(51)	605	—	454

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	—	—	—	(340)	—	(340)
Change in accrued expenses related to capital expenditures	—	—	—	(12)	—	(12)
Contribution to subsidiary	—	—	(419)	—	419	—
Distributions from subsidiary	3	504	538	—	(1,045)	—
Other, net	—	—	—	(13)	—	(13)
Net cash flows from investing activities	3	504	119	(365)	(626)	(365)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	—	—	746	723	—	1,469
Repayments of long-term debt	—	(386)	—	(1,153)	—	(1,539)
Borrowings (payments) loans payable - related parties	—	—	(314)	314	—	—
Payments for debt issuance costs	—	—	(10)	—	—	(10)
Purchase of treasury stock	(3)	—	—	—	—	(3)
Contributions from parent	—	—	—	419	(419)	—
Distributions to parent	—	(18)	(489)	(538)	1,045	—
Other, net	2	—	(1)	(5)	—	(4)
Net cash flows from financing activities	(1)	(404)	(68)	(240)	626	(87)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2	—	—	—	—	2
CASH AND CASH EQUIVALENTS, beginning of period	—	—	2	—	—	2
CASH AND CASH EQUIVALENTS, end of period	$2	$—	$2	$—	$—	$4

15.     Subsequent Events

In April 2013, Charter Operating entered into a commitment for a senior secured term loan E facility pursuant to the terms of the Charter Operating credit agreement providing for a $1.5 billion term loan maturing in seven years. Pricing on the new term loan E will be set at LIBOR plus 2.25% with a LIBOR floor of 0.75%, and the term loan was issued at a price of 99.5% of the aggregate principal amount. The proceeds will be used to finance a portion of the previously announced acquisition of Bresnan Broadband Holdings, LLC and its subsidiaries (collectively, “Bresnan”) from a wholly owned subsidiary of Cablevision Systems Corporation. Bresnan manages cable operating systems in Colorado, Montana, Wyoming and Utah. These transactions are expected to close in the third quarter of 2013.

In April 2013, Charter Operating entered into an amended and restated credit agreement extending the maturity of its term loan A and revolver one year to 2018, decreasing the applicable LIBOR margin for the term loan A and revolver to 2%, the undrawn commitment fee on the revolver to 0.3% and increasing the revolver capacity to $1.3 billion.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(dollars in millions, except per share amounts and where indicated)

In May 2013, Charter Operating entered into a new term loan F facility pursuant to the terms of the Charter Operating credit agreement providing for a $1.2 billion term loan maturing in 2021. Pricing on the new term loan F was set at LIBOR plus 2.25% with a LIBOR floor of 0.75%, and issued at a price of 99.75% of the aggregate principal amount. The Company used the proceeds to repay Charter Operating's existing term loan C due 2016 and term loan D due 2019.

In May 2013, CCO Holdings and CCO Holdings Capital Corp. closed on transactions in which they issued $1.0 billion aggregate principal amount of 5.75% senior notes due 2024. Concurrently with the pricing of the 5.75% senior notes, a tender offer was launched to purchase any and all of the CCO Holdings 7.875% senior notes due 2018. The Company used the proceeds from the issuance to purchase the notes tendered in the tender offer. Any notes not tendered will be redeemed.